UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELITE DATA SERVICES, INC.
(Exact name of registrant as specified in its charter)

Florida	7319	59-51281303
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4447 N. Central Expressway

Suite 110-135

Dallas, TX 75205
Telephone: (972) 885-3981
(Address and telephone number of principal executive offices)

___________________________________________
(Name, address and telephone number of agent for service)

with a copy to:

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, NY 11803

Telephone: (516) 422-6285

Facsimile: (516) 422-6286

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Shares to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock(1)	5,000,000	$0.062	(2)	$310,000.00	$36.02	(3)

TOTAL:	5,000,000	$0.062 per share		$310,000.00	$36.02

_________________

(1)

Represents the number of shares (the “Shares”) of common stock of the Registrant that we will initially put (“Put Shares”) to Tarpon Bay Partners LLC (“Tarpon”), pursuant to an equity purchase agreement (the “Purchase Agreement”) between Tarpon and the Registrant, effective on July 14, 2015, as more fully described herein. The Purchase Agreement permits the Registrant to “put” up to $5,000,000 in common stock to Tarpon. In the event that the provisions of the Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file an amended or new registration statement to register those additional shares.

(2)

This offering price has been estimated solely for the purpose of computing the dollar value of the Shares and the registration fee of the Shares in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of the common stock of the Company as reported on the OTCQB on September 14, 2015.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

______________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated ___________, 2015

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PROSPECTUS

ELITE DATA SERVICES, INC.

5,000,000 SHARES
COMMON STOCK

This prospectus relates to the resale of up to 5,000,000 shares of our common stock of the Company, par value $0.0001 per share, by Tarpon (the “Offering”), also referred to in this document as the (the “Selling Security Holder”), which are Shares that we will put to Tarpon, pursuant to the terms of the Purchase Agreement dated July 14, 2015. The registered Shares in this prospectus were calculated as approximately 33% of the Company's public float as of September 28, 2015.

The Purchase Agreement provides that, Tarpon is committed to purchase up to $5 million of our common stock, subject to certain terms and conditions set forth therein. We may draw on the facility from time to time, as and when we determine necessary, in accordance with the Purchase Agreement.

The Shares included in this prospectus represent a portion of the Shares issuable to Tarpon under the Purchase Agreement, which may be increased by either amending this prospectus or in the form of a new prospectus.

Tarpon is an “underwriter” within the meaning of the Securities Act in connection with the resale of our shares of common stock under the Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of Shares in this Offering. This Offering will terminate twenty-four (24) months after the registration statement, to which this prospectus is made a part, when declared effective by the Securities Exchange Commission (the “SEC”).

During the term of the Purchase Agreement, the Company may at any time deliver a ("Put Notice") to Tarpon thereby requiring Tarpon to purchase a certain dollar amount (the "Investment Amount") in exchange for a portion of the Shares (the "Put"), determined by an estimated amount of Shares equal to the investment amount indicated in the Put Notice divided by the closing bid price of the Company's common stock on the trading day (the "Closing Price") immediately preceding the date the Put Notice was given (the "Put Date"), multiplied by one hundred twenty-five percent (125%) (the "Estimated Put Shares"). On the trading date preceding the delivery date of such Shares, Tarpon shall deliver payment for the Shares equal to the Company's requested Investment Amount.

Subject to certain restrictions, the purchase price for the Shares is equal to ninety percent (90%) of the lowest closing bid price, quoted by the exchange or principal market Company's Common Stock is traded on, on any trading day during the ten (10) trading days immediately after the date the Company delivers to Tarpon a Put Notice in writing requiring Tarpon (the "Valuation Period") to purchase the applicable number of Shares of the Company, subject to certain terms and conditions of the Purchase Agreement. In the event the number of Estimated Put Shares initially delivered to Tarpon is greater than the Put Shares purchased by Tarpon pursuant to such Put Notice, then immediately after the Valuation Period Tarpon shall deliver to the Company any excess Estimated Put Shares associated with such Put Notice. If the number of Estimated Put Shares delivered to Tarpon is less than the Put Shares purchased by Tarpon pursuant to a Put Notice, then immediately after the Valuation Period the Company shall deliver to Tarpon the difference between the Estimated Put Shares and the Put Shares issuable pursuant to such Put Notice.

We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Security Holder, except for the proceeds received from the sale of securities underlying the put of our Shares to Tarpon, pursuant to the Purchase Agreement. The proceeds will be used for general administrative expenses, including, but not limited to accounting, audit and legal fees, debt reduction, and the furtherance of the Company’s business plan related to the installation of gaming machines in Roatan, as further described in the Company’s most recent Form 10Q filed with the SEC.

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We will bear all costs associated with this registration.

Our common stock is quoted on the OTCQB under the symbol “DEAC.” The shares of our common stock registered hereunder are being offered for sale by the Selling Security Holders at prices established on the OTCQB during the term of this Offering.

On September 14, 2015, the closing price of our common stock was $0.062 per share. These prices will fluctuate based on the demand for our common stock.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS BEGINNING ON PAGE 9 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. Tarpon is offering to sell by seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by Tarpon, except for the proceeds received from the sale of securities underlying our put of the Shares when exercised.

The Date of This Prospectus Is: ___________, 2015

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ELITE DATA SERVICES, INC.

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Summary

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “Company,” ”we,” “us,” and “our” refer to Elite Data Services, Inc., and its subsidiaries. All dollar amounts refer to United States dollars unless otherwise indicated.

Elite Data Services, Inc. was incorporated in the State of Florida on November 23, 1981 as Mammathetics Corp. On September 15, 2011, the Company changed its name to Dynamic Energy Alliance Corporation, and later on November 4, 2013, changed its name to Elite Data Services, Inc.

Our registered office is located at 4447 N Central Expressway, Suite 110-135, Dallas, Texas 75205. Our telephone number is (972) 885-3981.

ABOUT THIS OFFERING

This offering relates to the resale of up to an aggregate of $5,000,000 (the “Offering”) in shares of our common stock that we may put to Tarpon pursuant to the Purchase Agreement dated July 14, 2015. Assuming the resale of all 5,000,000 shares offered in this prospectus as Shares that we may put, which may also be referred to as (the “Put Shares”) in this document, this would constitute approximately 19.6% of our outstanding common stock as of the date of this prospectus. It’s highly likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Purchase Agreement, and as such, we may need to amend this Offering or otherwise file a new offering, as may be required by the SEC.

At the closing price of $0.062 per share (the “Closing Share Price”) of our common stock as reported on the OTCQB on September 14, 2015, we will be able to receive up to an estimated $310,000 in gross proceeds, assuming the sale of the entire 5,000,000 Put Shares being registered hereunder pursuant to the Purchase Agreement at the Closing Share Price. We would be required to register approximately 75,645,161 additional Put Shares to obtain the remaining balance of $4,690,000 if the additional Put Shares were also sold at the Closing Share Price.

The amount of $5,000,000 was selected based on our proposed use of funds over the effective time period to enable us to have adequate funds for general operations and to complete certain aspects of our business plan pursuant to our automotive platforms and our gaming license. Our ability to receive the full amount of this Offering is largely dependent on the daily dollar volume of our stock traded during the effective period of the Offering and the sale date of the Put Shares. Based strictly on the average current daily trading dollar volume for the past ninety (90) days prior to the date of this Offering, and assuming the a similar trading dollar volume during the effective period of this Offering, we believe it is unlikely that we will be able to receive the entire $5,000,000. We are not dependent on receiving the full amount to execute our business plan. We anticipate the ability to operate on the intended business plan in stages until we are able to raise the required funds needed to implement the entire business plan. However, there is no assurance that we will be able to raise enough funds from this Offering or from any other subsequent financing to implement all of the Company’s plans.

Pursuant to the terms of the Purchase Agreement with Tarpon, we have the right to put to Tarpon the Put Shares being registered for resale in this Offering, for a two year period, commencing on the date of the Purchase Agreement, but not before the date in which the SEC first declares this registration statement effective (the “Commitment Period”), as set forth in this prospectus. As a condition for the execution of the Purchase Agreement, on July 14, 2015, we paid to Tarpon a commitment fee in the form of a promissory note in the principal amount of $50,000, which is due and payable on January 31, 2016 (the “Maturity Date”).

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In order to sell Put Shares to Tarpon under the terms of the Purchase Agreement, during the Commitment Period, the Company must deliver to Tarpon a written put notice (the “Put Notice”) on any trading day (the “Put Date”), setting forth the dollar amount of the Put Shares being sold to Tarpon (the “Investment Amount”). For each Put Share purchased, Tarpon will pay us ninety (90%) percent of the lowest closing bid price (“Closing Price”) of any trading day during the ten (10) trading days immediately following the date, also referred to as the Valuation Period elsewhere herein, on which we have transferred the estimated amount of Put Shares to Tarpon in the manner provided by the Purchase Agreement. We may, at our sole discretion, issue a Put Notice to Tarpon and Tarpon will then be irrevocably bound to acquire such shares, subject to certain terms and condition of the Purchase Agreement.

The Purchase Agreement provides that the number of Put Shares to be sold to Tarpon shall not exceed the number of shares that when aggregated together with all other shares of our common stock which Tarpon is deemed to beneficially own, would result in Tarpon owning more than 9.99% of our outstanding common stock.

In the event that, during a Valuation Period, the closing price on any trading day falls to a price equal to seventy-five percent (75%) of the average of the closing trade prices for the ten (10) trading days immediately preceding the date of the Company's Put Notice (a "Low Bid Price"), then for each such Trading Day, the parties shall have no right to sell and shall be under no obligation to purchase one tenth (1/10th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period there exists a Low Bid Price for any three (3) Trading Days—not necessarily consecutive—then the balance of each party's right and obligation to sell and purchase the Investment Amount under such Put Notice shall terminate on such second Trading Day ("Termination Day"), and the Investment Amount shall be adjusted to include only one-tenth (1/10th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price.

If, during any Valuation Period, we (i) subdivide or combine our common stock; (ii) pay a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issue any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issue any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) make a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. This Offering does involve a private placement of shares of common stock of the Company, pursuant to the executed Purchase Agreement. To the best of our knowledge and as represented in the executed Purchase Agreement, Tarpon is an “accredited investor” and/or qualified institutional buyer and Tarpon has had access to information about the Company and the details related to the investment represented by this Offering.

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Assuming the sale of the entire $5,000,000 in Put Shares being registered in this Offering, we will be able to receive $310,000 in gross proceeds. Neither the Purchase Agreement, nor any of the parties rights or obligations pursuant to the Purchase Agreement, may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Tarpon will periodically purchase our common stock under the Purchase Agreement and will, in turn, sell such Shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tarpon to raise the same amount of funds, as our stock price declines.

The Offering

Shares of common stock offered by selling stockholder:	5,000,000 shares of common stock

Common stock to be outstanding after the offering:	Up to 30,595,902 shares of common stock

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder, except for the proceeds received from sale of our common stock being put to Tarpon pursuant to the terms of the Purchase Agreement. See “Use of Proceeds.”

Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 9 and all other information set forth in this prospectus before investing in our common stock.

OTC Bulletin Board Symbol:	DEAC

Past Transactions With Selling Security Holder

We have not done any transactions with Tarpon Bay Partners LLC or its affiliates.

Capital Requirements

An analysis of our business acquisition and operations cost indicate a reasonable requirement of US $5,000,000 or less to execute on the Company’s business plan. Based on market response to our products, services, and technologies, it is management’s opinion that we will not require additional funding.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	12 Months	12 Months	Six Months
	Ended	Ended	Ended
	December 31,	December 31,	June 30,
	2014	2013	2015
	(audited)	(audited)	(unaudited)

Total Assets	$821,541	$2,884	$283,947
Total Liabilities	$2,063,351	$1,408,200	$1,617,573
Stockholders’ Deficit	$(1,241,810)	$(1,405,316)	$(1,333,626)

Statement of Operations
Revenue	$15,015	$-	$1,596
Total Operating Expenses	(316,109)	(430,969)	912,813
Total Other Expense	$(2,357,465)	$(41,185)	$(1,014,738)
Net Loss	$(2,357,465)	$(472,154)	$(1,925,955)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

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Risks Related to Our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

Our business model is to market and advertise assets that the Company owns and controls. We have two sectors in which we are implementing our strategy: our automotive platforms and distribution of our gaming license in Honduras and Roatan. Our future operations are contingent upon raising capital and generating revenues for operations. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects. This limited operating history, and the unpredictability of our ventures, makes it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in our industries. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our business model is uncommon and there is no guarantee that our marketing campaigns to promote our assets will be successful.

Our business model is to generate revenue by marketing and advertising assets that the Company owns and controls thereby profiting on sales from income related to our assets without reliance on income from vendor contracts. In order to capitalize under our business plan, we must have operating business assets to market and advertise. Even if we are able to achieve profitable operations with our assets, we cannot guarantee that our marketing and advertising efforts will allow us to reach our targeted audience or will result in new or additional consumers utilizing our assets, or recover such costs by attaining corresponding revenue growth. If we are unable to raise capital for a marketing and advertising budget upon operation and/or recover our marketing and advertising costs, it could have a material adverse effect on our business, results of operations and financial condition.

We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern, and we need additional capital to execute our business plan.

As of June 30, 2015, we had not yet achieved profitable operations. We have accumulated losses, a working capital deficiency and we expect to incur further losses in the development of our business, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We expect our current cash on hand to be sufficient for the three months. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

If we are unable to attract, retain and motivate employees and/or consultants, we may not be able to execute our business plan.

Our success and execution are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to expand our business. Competition for highly qualified, specialized technical and managerial, and particularly consulting personnel, is intense. Recruiting, training, retention and benefit costs place significant demand on our resources. Additionally, our substantial indebtedness and our limited budget makes recruiting executives to our business more difficult. Further, we may not have the cash available to retain such employees and/or consultants. The inability to attract qualified employees and/or consultants in sufficient numbers to meet particular demands or the loss of a significant number of our employees and/or consultants could have an adverse effect on us.

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We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, or to refinance our debt, including our convertible notes and outstanding loans, and to fund planned capital expenditures, including our planned expansions and development of gaming machines and online development, the Company will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us at all, or in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs including our planned expansions, as well as maintenance needed for our automotive platforms, gaming license, and future developments. We may need to refinance all or a portion of our indebtedness, including these senior subordinated notes and the senior secured credit facility, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior subordinated notes and our senior secured credit facility, on commercially reasonable terms or at all.

Our substantial indebtedness could adversely affect our financial condition.

We have a substantial amount of indebtedness in one or more convertible debentures that if we are unable to pay, will convert into shares of our common stock at high discounts of the then market price of our common stock. Our substantial indebtedness could have negative consequences, including, but not limited to: diluting the holders of our common stock thereby making it more difficult for us to pay our debts; increasing our vulnerability to economic and industry conditions; substantially reducing our cash flow to service our indebtedness thereby reducing the amounts available for working capital, capital expenditures, property developments costs and other general corporate expenses; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; placing us at a competitive disadvantage compared to our competitors that have less debt; and limiting our ability to borrow additional funds.

We incur increased costs as a result of being a public company, which could affect our profitability and operating results.

We are obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. In addition, the Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various new requirements on public companies and its registered accountant, including changes in a public company’s corporate governance practices. These rules and regulations increase our legal and financial compliance costs and to make some activities of our more time-consuming and costly. These costs could affect profitability and our results of operations.

Our indebtedness may restrict our ability to pursue our business strategies, and our ability to comply with these restrictions depends on many factors beyond our control.

Our indebtedness includes convertible instruments which include certain covenants that, among other things, restrict our ability to loan money, create liens, make investments, sell assets, and merge, consolidate and sell substantially all of our assets. All of these restrictive covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these and other provisions of our agreements may be affected by changes in business conditions or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could cause those obligations to become due and payable in addition to other penalties. If we default, we could be prohibited from making payments with respect to the notes and may be forced to convert such notes at the conversion discount in addition to any such penalties upon default.

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We do not pay dividends on our Common Stock.

We have not paid any dividends on our common stock since our inception and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

We need additional capital in the future, which could dilute the ownership of current stockholders or make our cash flow vulnerable to debt repayment requirements.

Historically, we have raised equity and debt capital to support our operations. To the extent that we raise additional equity capital, debt or debt convertible into equity, existing stockholders will experience a dilution in the voting power and/or ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. If our cash flow from operations is insufficient to meet our debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

We may issue preferred stock, which could prevent a change in our control.

Our Articles of Incorporation authorize the issuance of preferred stock with such rights and preferences, as may be determined by our Board of Directors, from time to time. Accordingly, under the Articles of Incorporation, the Board of Directors, without shareholder approval, may issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of any shares of preferred stock, having rights superior to our common stock, may result in a decrease in the value or market price of our common stock and could prevent a change in our control. We have no other anti-takeover provisions in our Articles of Incorporation or Bylaws, at present time. Holders of the preferred stock may also have the right to receive dividends, certain preferences in liquidation and conversion rights, which may supersedes similar rights granted to holders of common stock.

Risks Specific to Classifiedride.com and Autoglance.com (“Our Automotive Platforms”)

We require additional capital to continue Our Automotive Platforms development, and this capital might not be available on acceptable terms, or at all.

In order for us to be successful in Our Automotive Platforms, we will require additional funds to respond to developments and coding changes to improve existing features and develop new features and solutions in addition to enhancements to improve our operating infrastructure. In order to make such developments, we will require additional capital and there is no guarantee that capital will be made available to us on acceptable terms or at all.

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If we fail to generate, sufficient unique, high-quality new and used car listings on our websites, our traffic and future revenues could be materially and adversely affected.

Our Automotive Platforms depend, in part, on our ability to generate, unique, high-quality car listings, particularly used car listings. In addition, our future growth is dependent in part on our ability to generate unique, high-quality car listings on our platforms that are paid for by subscribing dealers. To be able to utilize these revenue sources, we must be able to generate sufficient cash flow to be able to afford advertising campaigns and improve our existing platforms to handle traffic customizable to the end user’s experience for reoccurring revenues.

If we fail to generate our user base of subscribing dealers and individual sellers who purchase listings on our websites, Our Automotive Platforms will not generate sufficient revenues for operations.

Our ability to grow our business depends, in part, on the ability of a sales force to demonstrate the value and benefit of our premium classified listings packages and to persuade them to purchase listing packages. Many of the dealers that we will solicit for listings are smaller franchises and independent dealers, which generally sell fewer cars and have smaller advertising budgets. Thus, their size limits the amount they will be able to spend for our listing packages. Additionally, based on competitor’s agreements, we do not obligate dealers to subscribe to long-term commitments to purchase listings on our websites or to remain at a specified tier for a specific amount of time. Even if our sales force, when hired, is successful, if we are unable to attract dealers, we will not be able to generate sufficient revenues for operations.

If we are able to generate capital to market Our Automotive Platforms, our marketing campaigns to promote Our Automotive Platforms may not be successful.

We must generate capital to be able to advertise Our Automotive Platforms through acceptable channels. In order to compete in this industry, high-profile television and radio marketing campaigns and sponsorship programs will be needed, the goal of which being to create strength, recognition and trust in our brands and drive consumer traffic to our websites and applications. If we are able to generate sufficient capital to advertise Our Automotive Platforms after the requisite development has been perfected, we cannot guarantee that our marketing efforts in traditional media will allow us to reach our targeted audience of in-market car shoppers or if continued marketing investments will result in new or additional consumers visiting our websites or using our mobile applications. We also may not be able to recover such costs by attaining corresponding revenue growth. If we are able to afford these marketing costs we believe necessary to compete in this sector and fail to recover such costs through an increase in the number of consumers, dealers and/or advertisers using or online solutions, it will make us reliant on external financing to maintain our operations.

Our Automotive Platforms face intense competition, and we must be able to compete effectively or we will be unsuccessful to generate sufficient revenues.

The markets in which we operate are intensely competitive, highly fragmented and rapidly changing. With the emergence of new technologies and new market entrants, competition is likely to intensify in the future. Our primary competitors include offline media companies, including newspaper publishers and television and radio broadcasters. We also compete directly with automobile-specific online service providers such as Autotrader.com, Cars.com, TRUECar.com, Edmunds.com, classified ad websites such as eBay Motors, Craigslist and newspaper websites and search engines such as Google, Bing and Yahoo!, social media networks such as Facebook and the websites of dealers who are not our customers. These competitors have long operating histories with established brands and have established developing and marketing online advertising solutions directly to dealers and brand advertisers. In addition, subscribing dealerships and private sellers that advertise may choose to purchase or use online advertising products and services from these or other competitors. We will also compete with these companies for the attention of consumers, and must have an advertising budget sufficient to experience decreases in both advertising and consumer traffic if our competitors offer more compelling environments to research or shop for automobiles. All of our competitors enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, larger existing customer bases and substantially greater financial, technical and other resources. As the online advertising and dealer software markets develop, new competitors, business models and solutions are likely to emerge. In addition, many of our current and potential competitors have established longstanding relationships with-and access to—dealer and advertiser customer bases. For all of these reasons, we may be unable to generate the number of consumers and dealers who use Our Automotive Platforms and may face pressure to reduce the price of our solutions, in which case our business, may be unable to generate sufficient revenues for continued operations.

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We may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brands and trademarks.

We registered domain names for our websites that we use in our business, such as classifiedride.com, classifiedride.net and autoglance.com. If we lose the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration or any other cause, we may be forced to market our products under a new domain name, which could cause substantial harm to our business, or cause us to incur significant expense in order to purchase rights to such domain name. In addition, our competitors and others could attempt to utilize our brand recognition by using domain names confusingly similar to ours. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights varies from jurisdiction to jurisdiction and is unclear in some jurisdictions. If we are unable to prevent third parties from acquiring and using domain names that infringe on, or are similar to, our domain names and trademarks, the value of our brands or trademarks could be materially and adversely affected. Protecting and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of management’s attention. Any of the foregoing could materially and adversely affect our business, results of operations and financial condition.

We must raise sufficient capital to be able to generate sufficient mobile applications and implement security measures to prevent other companies from copying information from Our Automotive Platforms and publishing or aggregating it with other information for their own benefit.

We must be able to raise sufficient capital to be able to generate sufficient mobile applications that are comparable to our competitors. We also must implement security measures in the attempt to prevent the use of our other companies from copying information from Our Automotive Platforms through website scraping, robots or other means, and publishing or aggregating it with other information for their own benefit. When third parties copy, publish or aggregate content from our websites, it makes them more competitive, and decreases the likelihood that consumers will visit our websites or use our mobile applications to find the information they seek. While we try to prevent or limit these activities, we have experienced them in the past, and we cannot guarantee that we will be successful in preventing or properly detecting such activities in the future. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of third parties operating outside of the United States, our available remedies may be inadequate to protect us against such activities. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights. If any of these activities were to occur, it could adversely affect our operations and hinder our financial resources.

Our failure or inability to execute any element of our business strategy could result is a loss of your entire investment.

The results of operations from Our Automotive Platforms depends on our ability to execute our business strategy, which includes raising capital that will be put to use on the development of our website platforms. Upon completion, such capital will be used for the marketing and advertising of Our Automotive Platforms to increase brand awareness and grow traffic. If we are able to raise capital, we may not succeed in implementing a portion or all of our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. Our success depends on our ability to leverage our sales force and customer base; offer a broad and expanding array of solutions; provide convenient, high-quality solutions to consumers; maintain and expand our market position with dealers and brand advertisers; enter new markets; and implement other elements of our business strategy. We may not be able to effectively manage any expansion of our business or operations as a result of the execution of our strategy or achieve the rapid execution necessary to fully avail ourselves of the market opportunity for our solutions. If we are unable to successfully implement our business strategy, our business, you may lose all of your investment.

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We may not timely and effectively scale and adapt our existing technologies and network infrastructure to ensure that our platform is accessible.

It is important to our success that consumers and customers be able to access our solutions at all time. We have previously experienced, and may experience in the future, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of consumers accessing our platform simultaneously and denial-of-service or fraud or security attacks. In some instances, we may not be able to identify the causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of our solutions, especially during peak usage times and as our solutions become more complex and our consumer traffic increases. For example, classifiedride.com has experienced technical problems resulting in the website crashing and displaying an error. If our solutions are unavailable when consumers or customers attempt to access them or if they do not load as quickly as they expect, consumers or customers may seek other services to obtain the information for which they are looking, and may not return to our solutions as often in the future, or at all. Dealers may also be less willing to pay for listings or our software solutions and advertisers may be less willing to advertise on our websites and mobile applications if our solutions are unavailable when they try to access them. This would negatively impact our ability to attract consumers and customers, and would impact our ability to increase the frequency with which they use our solutions. Our software solutions systems are redundant within their respective data centers, but are not redundant across data centers. Our core human resources and finance systems are supported through third-party hosts, but several functions are not fully redundant and would require a restore from backup in the event of a system or site failure.

We may experience service disruptions to the extent that we do not effectively address capacity constraints, upgrade our systems and disaster recovery plan as needed and continually develop our technologies and network architecture to accommodate actual and anticipated changes in technology. We do not have business interruption insurance, so we are not covered for any losses we may incur when and if coverage would be available. Any such disruptions resulting from our inability to effectively scale and adapt our technology could have a material adverse effect on our business, results of operations and financial condition.

If our security measures are compromised, or if our solutions are subject to attacks that degrade or deny the ability of consumers to access our websites or software solutions, consumers may curtail or stop using Our Automotive Platforms.

Our solutions are vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays or website or software shutdowns, causing loss of critical data or the unauthorized disclosure or use of confidential information. If we experience compromises to our security that result in performance or availability problems, the complete shutdown of Our Automotive Platforms or the loss or unauthorized disclosure of confidential information, consumers, dealers or advertisers may lose trust and confidence in us, decrease their use of our solutions or stop using our solutions entirely. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. In addition, dealer and private sellers accounts and content could be hacked, hijacked, altered or otherwise claimed or controlled by unauthorized persons. Such issues could negatively impact our ability to attract new consumers, dealers or advertisers and could deter current consumers, dealers or advertisers from using our solutions, or subject us to lawsuits, regulatory fines or other action or liability, thereby having a material adverse effect on our business, results of operations and financial condition.

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The software underlying our products and services may be subject to undetected errors, defects or bugs, which could adversely affect our business.

The software underlying our products and services is complex and may contain undetected errors, defects or bugs, such as missing advertisements, reporting errors or other user interface anomalies. We may discover significant errors, defects or bugs in the future that we may not be able to correct in a timely manner due to lack of funds or other reasons. Our solutions are integrated with products and systems developed by third parties. Third-party software programs and plug-ns may contain undetected errors, defects or bugs when they are first introduced or as new versions are released. It is possible that errors, defects or bugs will be found in our existing or future products and services or third-party products upon which our solutions are dependent, with the possible results of delays in, or loss of market acceptance of, our products and services, diversion of our resources, injury to our reputation, increased service and warranty expenses and payment of damages, any of which could have a material adverse effect upon our business, results of operations and financial condition.

We have not materially monetized our mobile advertising solutions to date and we may not be able to generate meaningful revenue from this platform for the foreseeable future.

We believe the number of people who access our digital media solutions through mobile devices, including smartphones, tablets and handheld computers, will increase over the next few years. We have not materially monetized our mobile advertising solutions to date and we may not be able to generate meaningful revenue from this platform for the foreseeable future. If consumers use our mobile solutions at the expense of our websites, our advertisers may reduce or stop advertising on our websites and may be unwilling to advertise on our mobile solutions unless we develop effective products and services that are compelling to them. Similarly, we may be unable to attract new advertisers unless we develop effective mobile solutions. At the same time, it is important that any mobile solutions that we develop do not adversely affect the consumer experience, even if that might result in decreased short-term monetization. If we fail to develop effective mobile advertising solutions, if our solutions alienate our dealer or advertiser customer base, or if our solutions are not widely adopted or are insufficiently profitable, our business, results of operations and financial condition may be materially and adversely affected.

We rely on the performance of our executives and highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be materially and adversely affected.

We believe our success will depend on the efforts and talents of our executives and employees, especially with to respect of programmers and coders needed on staff to improve and develop Our Automotive Platforms. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of these key personnel could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. All of our executive officers and other United States employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.

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If growth in the online automotive advertising market becomes stagnant or does not continue to increase, Our Automotive Platforms could be adversely affected.

We believe future growth in the online automotive advertising market will be driven, in part, by private consumers and dealers increasingly shifting their advertising spending away from traditional media towards online advertising. To the extent that overall automotive related advertising does not continue to shift online, our business, results of operations and financial condition could be materially and adversely affected.

Our business is subject to the risks of tornadoes, earthquakes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. For example, a significant natural disaster, such as a tornado, earthquake, fire or flood, could have a material adverse effect on our business strategy. Our servers may also be vulnerable to computer viruses, break-ins, denial-of-service attacks and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential client data. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters. As we rely heavily on our servers, computer and communications systems and the internet to conduct this part of our business and provide high-quality customer service, such disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt our dealers and other advertisers’ businesses, which could have a material adverse affect on our profitability and operations and financial condition.

Risks Related to Our Gaming License

We will be operating in a foreign country in pursuit of our gaming expansion, which may lead to additional risks not inherent to domestic operations.

We will be operating gaming machines in a foreign country, which may prove to be unstable. As with any operations in a foreign country, there exist the risks of adverse political developments, including nationalization, acts of war or terrorism, and confiscation without fair compensation. Furthermore, any fluctuation in currency exchange rates will affect the value of investments in foreign currency or other assets and any restrictions imposed to prevent capital flight may make it difficult or impossible to exchange or repatriate foreign currency. In addition, laws and regulations of foreign countries may impose restrictions or approvals that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. Foreign countries also may impose taxes on us. We will analyze risks in the applicable foreign countries before undertaking specific operations, but no assurance can be given that a political or economic climate, or particular legal or regulatory risks, might not adversely affect our operations. Additional risks and challenges associated with doing business internationally include, but are not limited to, difficulties in adapting to differing technology standards, difficulty to with work with the language barrier, longer cycles and accounts receivable payment cycles and difficulties in collecting accounts receivables, difficulties in managing and staffing international operations, including differing legal and cultural expectations for employee relationships and increased travel, infrastructure and legal compliance costs associated with international operations; fluctuations in exchange rates that may increase the volatility of our foreign-based revenue and expenses; compliance with anti-bribery laws, including compliance with the Foreign Corrupt Practices Act; restrictions on the repatriation of earnings; and increased financial accounting and reporting burdens and complexities.

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Due to current management’s limited experience in the gambling business sector, our business plan to set up and manage gaming machines will require key employees and/or consultants to be retained in order to operate efficiently.

Currently management does not have experience in the operating of gaming machines in Roatan and will have to hire key employees and/or consultants in order to operate efficiently. There is no guarantee that the Company will be able to retain such personnel, or if it does, that such personnel will be able develop the gaming business. The failure to retain such qualified personnel can lead to an adverse effect on the proposed gaming operations of the Company.

Our business in the gaming sector of Honduras (including Roatan) are particularly sensitive to energy prices and a rise in energy prices could harm our operating results.

We are a large consumer of electricity and other energy and, therefore, higher energy prices may have an adverse effect on our results of operations. Accordingly, increases in energy costs may have a negative impact on our operating results. Additionally, higher electricity and gasoline prices, which affect our customers may result in reduced visitation and a reduction in our revenues. We may be indirectly impacted by regulatory requirements aimed at reducing the impacts of climate change directed at up-stream utility providers, as we could experience potentially higher utility, fuel, and transportation costs.

Because our directors and officers have no experience in gaming in Roatan, there is a higher risk our business will fail, absent being able to hire key employees or consultants.

Our directors and officers have no experience in gaming and the international gaming laws in Roatan. As a result of this inexperience there is a higher risk of our being unable to fully launch this new facet of our business. In addition, we will have to rely on the services of others in Roatan in order for us to carry out planned gaming operations. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to fully implement our gaming. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in our common stock.

Conducting business in Honduras (and, Roatan) includes various risks, which could materially affect our business.

Conducting business in the Honduras and Roatan includes various risks, which could materially affect our business. Although gaming is not highly regulated in Honduras as of the current date, laws and regulations are often subject to change and we may be required to obtain work permits and post bonds in order to comply with foreign law. There is a risk that current and new regulations could increase our costs of doing business and prevent us from carrying out planned gaming operations. Failure to comply with these rules and regulations once in effect can result in substantial penalties or result in us not being able to begin, or sustain our planned gaming operations.

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Our gaming operations are highly dependent on tourism and the local residents of the Honduras and Roatan. Weaker economies in these key areas could adversely affect our business.

We plan to set up and operate a total of 160 gaming machines in Roatan, 80 machines in Trujillo, and 80 machines in La Lima. Roatan is the largest of the bay islands of Honduras, located off the coast of Honduras. Both Honduras and Roatan are considered a third world country in Central America with underdeveloped infrastructure. Our operations will be primarily reliant on tourists who visit these areas. We cannot assure that the local population or tourism is economically stable in which for us to rely on any guaranteed success. Any economic downturn in the areas from which we draw our customers could materially adversely affect our business and results of operations.

We must rely on strategic vendor partners that allow us to distribute gaming machines on their property or establishment. There is no guarantee that these arrangements will be made by us or if they are made, that these partners continue in their business.

We intend to deploy our gaming machines by placing such machines at the establishments of strategic partners or joint ventures throughout Roatan. There is no guarantee that we will be able to identify or secure such relationships, or if we do, that these relationships will be successful. Further, if we are able to secure such relationships, we cannot guarantee that these partners will have adequate operations to continue their operations which materially could have an adverse impact on our business, financial statements, and operations.

There is no guarantee that foreign local municipality will grant us authority to distribute machines in all proposed locations, and could impose additional restrictions or requirements upon us at any time.

There is no guarantee that the foreign local municipality will allow us to distribute our gaming machines in all the locations in which we may establish relationships. Further, even with local municipality approval, we may still be unable to operate in certain locations without the requisite approval. Further, if the requisite approval is given to us, it could be revoked at any time or additional restrictions could be imposed on us at any time, in conjunction with the foreign policies of a third world country.

We may incur impairments to the gaming license which could negatively affect our future profits.

In accordance with the authoritative accounting guidance for goodwill and other intangible assets, we test our goodwill and indefinite-lived intangible assets for impairment annually or if a triggering event occurs. We perform the annual impairment testing for goodwill and indefinite-lived intangible assets each year or at any appropriate time before so; however, if our estimates of projected cash flows related to these assets are not achieved, we may be subject to a future impairment charge, which could have a material adverse impact on our consolidated financial statements. In addition, in accordance with the provisions of the authoritative accounting guidance for the impairment or disposal of long-lived assets, we test long-lived assets for impairment if a triggering event occurs.

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Continuing effects of the terrorist attacks on New York and Washington and any future occurrences of terrorist or other destabilizing events could negatively affect our revenues and cash flow in the gaming sector.

On September 11, 2001, the World Trade Center buildings in New York City, and the Pentagon in Washington, D.C. were attacked by terrorists using hijacked airplanes. The effects of these events, and other acts of terrorism, which have occurred since then, have resulted in an unpredictable vacation travel and tourism market due to, among other factors, fears regarding additional acts of terrorism, new security directives and increased costs. The magnitude and duration of these effects are unknown and cannot be predicted. Declines in vacation travel and tourism may continue to adversely impact travel destinations in general and could affect future revenues as a result of lower hotel room occupancy rates and fewer customers for our gaming machines. Continued or worsening negative market conditions related to those terrorist actions, any future occurrences of terrorist or other destabilizing events, and other actions that perpetuate a climate of war could cause existing and potential customers to limit their travel, convention and vacation plans, resulting in decreased wagering and increased costs and this could, in turn, adversely affect the economy, including the Honduras and Roatan markets. These factors could adversely affect our revenues and cash flow in the future.

Risk Factors Related to Our Common Stock

Trading of our stock may be restricted by the SEC’S Penny Stock Regulations and FINRA’s Sales Practice Requirements, which may limit a stockholder’s ability to buy or sell our stock.

Our common stock is subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is currently quoted on the OTC Bulletin Board as regulated by the Financial Industry Regulatory Authority ("FINRA"), which is generally considered to be a less efficient market than other markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. There is no assurance of when, if ever, our stock will be listed on an exchange. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Our Common Stock is quoted over-the-counter (OTC) on both the OTCQB and Other-OTC financial marketplaces, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the New York Stock Exchange, the Nasdaq Stock Market or a national exchange.

Our securities are currently quoted over-the-counter (OTC) on the OTC Bulletin Board (“OTCBB”), an interdealer quotation system (as defined by FINRA Rule 6530), and the Other-OTC financial marketplace, specifically the market referred to as (the “OTCQB”), in which the securities are quoted on another interdealer quotation system offered by OTC Markets Group, Inc. (“OTC Markets Group”). Quotation of our securities on the OTCBB and OTCQB may limit the liquidity and price of our securities more than if our securities were quoted or listed on the New York Stock Exchange, the Nasdaq Stock Market or a national exchange. As an OTCBB and OTCQB listed company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCBB and OTCQB. These factors may have an adverse impact on the trading and price of our Common Stock.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	Variations in our quarterly operating results,
•	Changes in general economic conditions and in the real estate industry,
•	Changes in market valuations of similar companies,
•	Announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments,
•	Loss of a major customer, partner or joint venture participant and
•	The addition or loss of key managerial and collaborative personnel.

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The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

The registration and potential sale, pursuant to this prospectus, by the selling stockholder of a significant number of shares could depress the price of our common stock.

Because there is a limited public market for our common stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholder sells a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

Risk Factors Related to this Offering

We are registering the resale of a maximum of 5,000,000 shares of common stock, which may be issued to Tarpon under the Purchase Agreement. The resale of such shares by Tarpon could depress the market price of our common stock.

We are registering for resale by Tarpon a maximum of 5,000,000 shares of common stock pursuant to the terms of the Purchase Agreement as set forth in this prospectus. The sale of the Shares into the public market by Tarpon could depress the market price of our common stock. As of September 28, 2015, there were 25,595,902 shares of our common stock issued and outstanding. The sale of those additional Shares into the public market by Tarpon could further depress the market price of our common stock.

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We may not be able to access sufficient funds under the Purchase Agreement when needed.

Our ability to put the Shares to Tarpon and obtain funds when requested is limited by the terms and conditions in the Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Tarpon at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put the Shares to Tarpon to the extent that it would cause Tarpon to beneficially own more than 9.99% of our outstanding shares.

Tarpon will pay less than the then-prevailing market price for our common stock under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the common stock to be issued to Tarpon will be purchased at a ten percent (10%) discount to the lowest closing bid price of the common stock for any single trading day during the ten (10) consecutive trading days, immediately following the date of our notice to Tarpon of our election to put shares, also referred to as the Valuation Period elsewhere herein. Tarpon has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tarpon sells the shares, the price of our common stock could decrease. If our stock price decreases, Tarpon may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

The registration and potential sale, pursuant to this prospectus, by the selling stockholder of a significant number of shares could depress the price of our common stock.

Because there is a limited public market for our common stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholder sells a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the availability of capital, government regulations, operating costs, developmental costs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, product implementation, availability of capital, and, operating costs. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Tarpon, except for proceeds from the sale of our common stock being put to Tarpon pursuant to the terms of the Purchase Agreement. The proceeds from our exercise of the Put Right will be used for general administrative expenses, including, but not limited to accounting, audit and legal fees, debt reduction, and the furtherance of the Company’s business plan related to the installation of gaming machines in Honduras and Roatan (e.g. government fees, permits, etc.) and our automotive platforms.

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SELLING SECURITY HOLDER

The following table details the name of each selling stockholder, the number of shares owned by Tarpon Bay Partners LLC (“Tarpon”) the sole selling stockholder, and the number of Shares that may be offered by Tarpon, pursuant to the terms and conditions of the Purchased Agreement with the Company.

Tarpon is not a broker-dealer, but deemed an underwriter as set forth by applicable rules and regulations of the SEC, and therefore this offering is also considered an indirect primary offering. Tarpon may sell up to 5,000,000 shares, which are issuable upon the exercise of our put right with Tarpon, pursuant to the terms and conditions of the executed Purchased Agreement, which includes, amongst other provisions, certain restrictions which prevents Tarpon’s ability to assign its obligations thereunder to any other party.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering (1)

Tarpon Bay Partners LLC (2)	0	0	5,000,000	0%

_____________

(1)	The number assumes the Selling Security Holder sells all of its Shares being offering pursuant to this prospectus.

(2)	Stephen Hicks possesses voting power and investment power over shares which shares, which may be held by Tarpon.

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Plan of Distribution

This prospectus relates to the resale of 5,000,000 Shares of our common stock, par value $0.0001 per share, by the Selling Security Holder consisting of Put Shares that we will put to Tarpon pursuant to terms and conditions of the Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of its Put Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

According to the terms and conditions of the Purchase Agreement, neither Tarpon nor any affiliate of Tarpon acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this Offering.

The Selling Security Holder may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Security Holder will attempt to sell Shares in block transactions to market makers or other purchasers at a price per share, which may be below the then market price. The Selling Security Holder cannot assure that all or any of the Shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the Shares will be borne by a Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Shares by the Selling Security Holder. We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holder uses this prospectus for any sale of the Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Tarpon is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Purchase Agreement. For each share of common stock purchased under the Purchase Agreement, Tarpon will pay 90% of the lowest Bid Prices during the Valuation Period.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Tarpon to pay these expenses. We have agreed to indemnify Tarpon and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $16,561.02. We will not receive any proceeds from the resale of any of the Shares by Tarpon. We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

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Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $16,561.02, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

MARKET FOR OUR COMMON STOCK

Our securities are currently quoted over-the-counter (OTC) under the symbol “DEAC” on the OTC Bulletin Board (“OTCBB”), an interdealer quotation system (as defined by FINRA Rule 6530), and the Other-OTC financial marketplace, specifically the market referred to as (the “OTCQB”), in which the securities are quoted on another interdealer quotation system offered by OTC Markets Group, Inc. (“OTC Markets Group”). There is a limited public market for our common shares. As of September 14, 2015, only a minimal amount of shares have traded on the OTCQB and the market price for our common shares is $.062 per share.

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Authorized Shares

The Company is authorized to issue 50,000,000 shares of preferred stock, having a par value of $0.0001 per share, and 50,000,000 shares of common stock, having a par value of $0.0001 per share. On August 27, 2015, our Board of Directors and shareholders holding a majority of the outstanding shares of our Common Stock approved (i) an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), (ii) an amendment and restatement of our bylaws (the “Restated Bylaws”), (iii) creation of an equity incentive plan (the “Equity Incentive Plan”) and (iv) up to 1 for 1,000 reverse stock split of our common stock, at the sole discretion of the Board of Directors (the “Stock Split”).

On September 23, 2015, the Company filed a definitive information statement (“DEF-14C) with the SEC notifying shareholders of the approval of the Restated Articles, Restated Bylaws, Equity Incentive Plan and Stock Split which will be deemed effective 20 days after mailing of the definitive information statement to the shareholders of the Company. Summary descriptions of the material portions of the foregoing are contained below (for a detailed description refer to the full text of the DEF-14C):

(i)

Restated Articles: The principle changes in the Articles of Incorporation are contained in Article 4 of the Amended and Restated Articles of the Corporation (although readers are urged to review the entire Restated Articles). As stated in Article 4 of the Restated Articles of the Corporation, the total number of shares of stock of all classes which we shall have authority to issue will be increased from 60,000,000 shares to 750,000,000 shares, of which the Common Stock, $0.0001 par value each shall be increased from 50,000,000 shares to 500,000,000 shares (hereinafter called "Common Stock") and of which the Preferred Stock, $0.0001 par value each shall be increased from 10,000,000 shares to 250,000,000 shares (hereinafter called "Preferred Stock"). The designations and the powers, preferences, and rights and the qualifications, limitations, or restrictions thereof of the Common or Preferred Stock will be determined by our Board of Directors and will be issued from time to time in one or more series as determined by our Board of Directors.

(ii)

Restated Bylaws: modifications to better reflect the business of the Company and to provide more detailed descriptions of existing items such as Stockholders’ meetings, Board of Directors, Board Committees, Officers and Agents, Officers’ Duties and Powers, Stock and Transfer of Stock, Miscellaneous and Amendments, in order to improve administrative and governing procedures for the Company and the protection of its shareholders; including, but not limited to, (a) meeting notices, actions, and governance (inspector of elections), (b) board committees, (c) director qualification and amendments to compensations.

(iii)

Equity Incentive Plan: provides for the right of the Company to grant certain stock awards or options under the Stock Plan to employees, directors and/or consultants of the Company or any of its subsidiaries, in the total number of shares of common stock of the corporation, not to exceed 25,000,000 shares (on post Stock Split basis).

(iv)

Stock Split: reverse split ratio of up to 1:1,000 within a year from the date of effectiveness as determined by the Board of Directors There would be no corresponding change in the authorized shares of common stock or preferred stock.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

The Company has 2,307 warrants outstanding with a weighted average exercise price of $260 at June 30, 2015.

On December 6, 2014, pursuant to the terms of a one-year consulting contract, the Company issued a warrant for the purchase of 1,000,000 shares of common stock with a strike price of $2.00, exercisable immediately through December 1, 2015. On January 2, 2014, the Company issued a warrant for the purchase of 769 shares of common stock to an independent contractor (“Contractor”), per a January 1, 2012 four year Stock Purchase Warrant Agreement that gives the Contractor the right to purchase 769 shares of common stock at an exercise price of $390.00 a share, as consideration for services rendered per an Independent Contractor Agreement with the Company.

On December 6, 2014, the Company granted and delivered to EraStar Inc. a warrant pursuant to an Investor Relations Consulting Agreement with EraStar Inc. (“EraStar”) dated December 2, 2014, for 1,000,000 shares with a strike price of $2.00 per share with a one-year expiration date. On January 21, 2015, the Company challenged performance pursuant to the Agreement for non-performance and initiated a third party review pursuant to the terms of the Agreement. The third party reviewer found in favor of the Company. The compensation related to the share-based compensation was expensed and recognized at the service period end date, which was the date the contract was terminated.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

As described above, our Board of Directors and shareholders holding a majority of the outstanding shares of Common Stock of the Company approved the Equity Incentive Plan. Under the Equity Incentive Plan, the Company may issue common stock, not to exceed 25,000,000 shares of common stock of the Company (the “Stock Award” or “Stock Awards”), or grant options to acquire common stock of the Company (the “Option” or “Options”), (the “Stock”), which may be in the form of Stock Awards, or “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”). If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments and no adjustment shall be made in the number and class of shares of stock subject to the Plan and each Stock Award or Option outstanding under the Plan. Each such adjustment shall be subject to approval by the Board in its sole discretion. The Stock Plan will become effective following the 20th day after the mailing of our Information Statement to our stockholders.

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Convertible Securities

On June 11, 2015 the Company issued a 12% Convertible Note (the “JSJ Note”) to JSJ Investments, Inc (“JSJ”) in the principal amount of $100,000 (net $88,000 to the Company after payment of related legal and broker fees). The JSJ Note bears interest at the rate of 12% per annum, and is due December 11, 2015 (the “Maturity Date”). The JSJ Note has a redemption premium of 135% of the Principal if paid within 90 and 120 days, which increases to a redemption premium of 145% if after the 120th day. At any time or times on or after the Maturity Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock of the Company at a 45% discount to the lowest trading price during the previous twenty (20) trading days to the date of the Conversion Notice.

On June 16, 2015, the Company and LG Capital Funding, LLC (“LG”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $52,500 (the "LG Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The LG Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the LG Note when due, or if other events of default thereunder apply, a default interest rate of 24% per annum will apply. In addition, if we fail to issue unrestricted stock to LG within three business days of receipt of a notice of conversion, we must pay a $250 per day penalty, which fee increases to $500 per day beginning on the tenth day. The LG Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the LG Capital Convertible Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the LG Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made. Additionally, upon the occurrence of certain fundamental events as described in the LG Note, we are required to repay the note at the request of the holder in an amount equal to 150% of the then balance of the note. Further, such redemption must be closed and funded within 3 days of giving notice of redemption of the right to redeem shall be null and void.

On June 16, 2015, the Company and Adar Bays, LLC (“Adar”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $52,500 (the "Adar Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The Adar Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the Adar Note when due, or if other events of default thereunder apply, a default interest rate of 24% per annum will apply. In addition, if we fail to issue unrestricted stock to Adar within three business days of receipt of a notice of conversion, we must pay a $250 per day penalty, which fee increases to $500 per day beginning on the tenth day. The Adar Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the Adar Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the Adar Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made. Additionally, upon the occurrence of certain fundamental events as described in the Adar Note, we are required to repay the note at the request of the holder in an amount equal to 150% of the then balance of the note. Further, such redemption must be closed and funded within 3 days of giving notice of redemption of the right to redeem shall be null and void.

Effective July 1, 2015, the Company entered into a Separation and Settlement Agreement Release of Claims (the “Agreement”) with Steven Frye, our former Chief Executive Officer, Chief Financial Officer, and President. According to the Agreement, the Company agreed to pay Mr. Frye $54,794 for services rendered in the form of 391,386 shares of Common Stock of the Company valued at $.14 per share. The Agreement further stated Mr. Frye would be responsible for all taxes and signed a general release of any and all claims, known or unknown, against the Company.

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Effective July 1, 2015, the Company entered into Addendum Two (“Addendum Two”) of the Promissory Note dated April 15, 2014 (the “Note”) between the Company and Steven Frye. The Promissory Note dated April 15, 2015 was for the principle amount of $13,500 with 12% accrued interest. As of June 15, 2015, interest stopped accumulating leaving the total balance of $15,207 owed pursuant to the Note. This Addendum Two allows conversion of the principal balance of the Note and outstanding interest at 12 percent per annum to be payable in 108,614 shares of Common Stock of the Company at the fair value of the closing stock price calculated as of June 15, 2015 ($0.14).

On July 14, 2015, (the "Note Issuance Date"), the Company entered into a Securities Purchase Agreement (the "SPA") with EMA Financial, LLC ("EMA"), whereby EMA agreed to invest $156,500 (the "Note Purchase Price") in exchange for a convertible promissory note (the "Note"). The Company will net $135,000 less brokerage and legal fees. Additionally, the Company is required to issue to EMA 100,000 shares of Common Stock of the Company within three days following the closing date as a loan fee. Pursuant to the SPA, on July 14, 2015, we issued the Note to EMA in the original principal amount of $156,500, which bears interest at 12% per annum. All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is July 14, 2016 (the "Note Maturity Date"). EMA may extend the Note Maturity Date by providing us with written notice at least 5 days before the Note Maturity Date. However, EMA may only extend the Note Maturity Date for up to an additional one-year period. Any amount of principal or interest that is due under the Note, which is not paid by the Note Maturity Date, will bear interest at the rate of 24% per annum until it is paid.

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company executed an amended and restated convertible debenture (the "Amended and Restated Note") in the principal amount of $300,000 bearing two percent (2%) interest per annum for a period of two years for the benefit of Birch First Capital. Pursuant to the terms of the Amended and Restated Note, $75,000 of the principal balance would be immediately converted into shares of common stock of the Company at $0.10 per share for a total of 750,000 shares of the Company's Common Stock. The remaining $225,000 in principal and interest of the Amended and Restated Note will be convertible on a quarterly basis in the amount of $37,500 into shares of the Company's Common Stock at a share price equal to the lesser of $0.10 per share, or fifty percent (50%) of the three (3) lowest intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment, under certain terms and conditions set forth in the Amended and Restated Note.

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company, executed a new Consulting and Advisory Agreement (the "Agreement") with Birch Advisors, LLC ("Birch") for a period of twenty-four (24) months to commence upon the execution date of the signed Agreement, payable in the form of a convertible debenture ("New Note") in the amount of $300,000 at two percent (2%) interest per annum for a period of two years. Pursuant to the Agreement, Birch shall be paid $37,500 each quarter in the form of a reduction of the outstanding principal balance of the New Note, convertible into shares of the Company's Common Stock at a share price equal to the lesser of $0.10 per share or a twenty-five (25%) discount of the three (3) lowest intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment.

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Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by JMS Law Group, PLLC. The financial statements included in this prospectus and the registration statement has been audited by Anton & Chia, LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

Elite Data Services, Inc. (hereinafter the “Company”, “Our”, “We” or “Us”) is a technology company whose software applications are developed to market and advertise assets that the Company owns and controls. We believe that by owning the assets in which we create such proprietary technologies based on the industry of our undertaking, will allow us to generate long-term revenues overtime and not be reliant on customer client contracts. For the last two years, we been have been focused on our online automotive platforms and the gaming industry pursuant to a gaming distributor license we acquired on April 6, 2015 that gives us the ability to install and operate three hundred and twenty (320) gaming machines in three specific locations in Honduras, including Roatan, the largest of the bay islands.

Gaming Distributor License Overview

On April 4, 2015, the Company entered into a Securities Purchase Agreement (the “Agreement”) and Promissory Note (the “Note”) with H y H Investments, S.A. (the “Seller”) for the purchase of all outstanding securities of El Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) whose sole asset consists of a license to operate 80 gaming machines in La Lima, 80 gaming machines in Trujillo, and 160 gaming machines in Roatan, the largest of the bay islands of Honduras. The total purchase price for the license was Ten Million Dollars ($10,000,000) payable in the form of a Promissory Note (the “Note”). The Company tendered $100,000 as a non-refundable deposit under the terms of the Note that is applicable towards the purchase price.

The Company owes no further obligation under the terms of the Note until April 6, 2016, at which time $900,000 is due to the Seller, payable in the form of cash or shares of common stock of the Company. If the Seller elects to convert such payment or a portion of such payment into shares, the value of the shares will be assessed at the average closing price of the common stock of the Company for the five trading days immediately preceding April 6, 2016. The remaining balance under the Note is payable up to $2,500,000 per year thereafter through March 31, 2021 by either cash payments or by a revenue-share of 25% of the net revenues received by EMBM during such time period. In the event that Seller has not received the full amount due on or before March 31, 2021, such amount due may be payable via the issuance of the Company’s shares at the average closing price of the Company’s common stock for the five trading days immediately preceding March 31, 2021. Beginning on or after April 17, 2017, payments tendered in the Company’s common stock may be repurchased by the Company given the Seller’s approval at the purchase price paid. The Seller agreed to waive interest payments of 3.85% per annum, due in monthly installments, in exchange for a sub-license granting the Seller usage of twenty-five (25) machines in the municipality of Roatan.

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On June 30, 2015, the Company amended the Note to reflect an effective date of April 6, 2016 in conjunction with the first payment of Nine Hundred Thousand Dollars ($900,000) which is due in either cash, stock, or 25% of the net revenues of EMBM’s operations. The Note was also amended to reflect the current purchase price owed ($9,900,000) April 6, 2016, which deducts the $100,000 non-refundable deposit tendered on April 6, 2015.

The license permits Eighty (80) gaming machines in La Lima, Eighty (80) gaming machines in Trujillo, and One Hundred and Sixty (160) gaming machines in Roatan, the largest of the bay islands of Honduras.

Strategic Vendor Placement Agreement with Lands End Resort

On May 15, 2015, the Company entered into a Strategic Vendor Placement Agreement (the “Vendor Agreement”) with Lands End, a resort in West End Village in Roatan. The Vendor Agreement allows us to implement Twenty Five (25) gaming machines at Lands End on a revenue share agreement by which Lands End retains Six Percent (6%) of the net revenues from the operations of such gaming machines. The Company will pay the taxes and legal fees pertaining to these gaming machines. In addition, Lands End will be required to pay a licensing fee at the time the machines become operational equal to the lower of $1,000 per year or two percent (2%) of the net gaming revenue generated from each machine per month.

Our Automotive Platforms

ClassifiedRide.com

 On January 13, 2014, the Company entered into an asset purchase agreement with Baker Myers and Associates, LLC (“Baker Myers LLC”) to acquire the domain www.classifiedride.com, an online selling and buying platform for automotive markets (“ClassifedRide”). ClassifiedRide provides a classified listing platform where users can list their vehicle truck, boat (i.e. anything that has a motor) to the Company’s website either by free or paid listing options. The main premise of the website is to aid the private seller in selling or trading their vehicle. The Company, in turn, then works as the community leader to establish relationships between buyers and sellers using social media platforms and consumer customer support incentives. These relationships are used to generate revenue from private sellers, dealerships, affiliate lead providers, and third party advertisers.

ClassifiedRide’s mission is to establish s through the car buying process and help private sellers buy, trade, and connect with other local buyers and sellers. People use ClassifiedRide to find a vehicle for sale and get connected to other buyers in their market place. As a tool to help the consumer, ClassifiedRide engages several features to help users sell their vehicle with easy to use features such as the ability to post their vehicle to websites like facebook, twitter, linkedin, google+, and more with the click of a button. By using the tools readily available, users are able to promote their vehicle on several well-established channels.

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Our Automotive Platforms Strategy

Our automotive platforms aim to make the vehicle buying and selling process more open and connected. Key elements of our automotive platform strategy are:

•

Expand Our User Community and Networks. Focus on growing our user base across the United States, Canada, and Europe and grow our user base by marketing and user acquisition efforts and enhance products and software designed to help users reach their end goal of finding or selling their vehicle.

•

Build Great Products and Widgets to Increase Engagement. We prioritize product development investments that we believe will create engaging interactions between our users and advertisers on our website, across the web, and on mobile devices.

•

Build Engaging Mobile Experiences. Devote substantial importance to developing mobile friendly products for a wide range of platforms, including smartphones and feature phones with the ability to reach buyers through mobile applications.

•

Improve and Design Superior Ad Products for Advertisers and Users. Improve and design superior ad products in order to create more value for advertisers and enhance our network over a vast array of locations to enhance our user experiences.

Some of Our Developments

The Carline Negotiator™. As part of the user experience, our software developers have created the CarLine Negotiator™ that gives the end user the ability to have us help them find what vehicle they are looking for and at what price range. We found that the most cumbersome process of buying a vehicle is having to provide personal information such as email addresses and phone numbers just to get a bottom line idea of certain vehicle features. The features of the CarLine Negotiator™ are still in beta and need additional development before being released. Additional development is subject to financing.

The VIP Salesmen Directory. One of the largest concerns for users is being bombarded or harassed by dealerships when they are in the stages of searching for a vehicle. To combat this problem, we began the implementation of the VIP Salesmen directory that enables users to view salesmen’s profile from dealerships and interact with them online before having to commit or walk onto a dealership lot. With user friendly review systems and ratings, end users can easily do research and ask questions, establishing a relationship based on community review and peer systems. The features of the VIP Salesmen Directory are still in beta and need additional development before being released. Additional development is subject to financing.

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Autoglance

 On January 15, 2014, the Company entered into an Asset Purchase Agreement with Baker Myers LLC for 51% of the membership interest of Autoglance, LLC, a Tennessee Limited Liability Company, and with it majority control over all owned assets of Autoglance, LLC, including the website www.autoglance.com (collectively “Autoglance”) for 765,000 shares the Company’s common stock as consideration. Autoglance is a search engine of used cars that prioritizes and compares inventory in individualized markets by displaying the best deals first while hiding listings that are older, more expensive, and have more mileage. Autoglance currently has a provisional patent for this method of organizing and displaying vehicles. More specifically, Autoglance’s invention groups vehicles of the same make and model in a market location to determine the best price based on the market value of the vehicle. Vehicles that are deemed worse deals are hidden from the user. The user can easily see hidden cars if he/she wishes by the click of a button.

Competition

We are focused on the gaming sector in Honduras and Our Automotive Platforms. We will be competing with other online automotive platforms and other gaming establishments on Roatan, Trujillo and Roatan. In addition, management will have to prioritize developments between the sectors largely based on the generation of revenue. As for Our Automotive Platforms, we face many competitors whom have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on advertising and new developments. In addition, they may be able to afford more technical expertise in the targeting of new proprietary technologies. This competition could result in competitors having superior resources and interests to prospective investors who may choose to invest in an established brand. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further expansion on our platforms. While the gaming license permits distribution, that does not mean that it will remain that way or that we will be able to distribute machines accordingly in each municipality. On Roatan, there are currently two locations that have gaming machines, one of which recently opened. In addition, we still face the issue that more licenses could be issued by the Honduras nationality and that others may directly compete with our operations.

As of June 30, 2015, the Company had cash on hand of $131,909 and working capital deficit of $846,062. We do not have sufficient funds to enable us to complete our initial phase of our getting gaming machines in Roatan or to further development on Our Automotive Platforms. We will require additional financing in order to commence the next phases of our ventures. There is no assurance that will be able to obtain additional financing. There is no assurance that we will be able to obtain any additional financing to fund our ventures and we may not be successful.

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Patents, Trademarks, Franchises, Royalty Agreements or Labor Contracts

We own a trademark for the word phrase “Carline Negotiator”. This trademark is used pursuant to our classifiedride.com website, and was assigned to the Company upon the purchase of classifiedride.com. We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Employees and Employment Agreements

At present, we have no employees. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

Subsidiaries

The Company has two subsidiaries, Dynamic Energy Development Corporation (“DEDC”) and Transformation Consulting, Inc. (“TC”). DEDC focused on identifying, combining and enhancing existing industry technologies with proprietary recoverable production and finishing processes to produce synthetic oil, carbon black, gas, and carbon steel from discarded or waste tires waste. This process was to be accomplished with limited residual waste product and significant reductions in greenhouse gases, compared to traditional processing. To maximize this opportunity, the Company developed a scalable, commercial development strategy to build "Energy Campuses" with low operational costs and long-term, recurring revenues. TC provided business development, marketing, and administrative consulting services. The Company discontinued its solicitations in the energy sector due to lack of available funds and focused on the operations of TC in the marketing and advertising sector.

Offices

We do not currently own any property or real estate of any kind. Our principal address is located at 4447 N. Central Expressway, Suite 110-135, Dallas Texas 75205.

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Legal Proceedings

Derivative Lawsuit with Birch First Dismissed

On November 18, 2013, Birch First Capital brought a lawsuit in the 15th Judicial Circuit of Florida against Mr. Charles Cronin and Dr. Earl Beaver (former officers and directors of the Company), naming the Company as a nominal defendant. A motion to dismiss was filed by the Company concerning this derivative lawsuit. On August 21, 2015, the derivative lawsuit was dismissed.

Lawsuit Against EraStar, Inc.

On August 31, 2015, the Company filed suit against EraStar, Inc. in the Chancery Court of Davidson County in Tennessee claiming breach of contract, breach of duty of good faith and fair dealing, breach of fiduciary duty, conversion, unjust enrichment, fraud and fraudulent misrepresentation, tortious interference with Contract, intentional misrepresentation, and violation of the Tennessee Consumer Protection Act, requesting injunctive and declaratory relief in addition to damages regarding EraStar’s willful attempt to deposit Five Hundred Thousand (500,000) Shares of common stock of the Company in violation of the terms specifically negotiated pursuant to the Investor Relations and Consulting Agreement dated December 2, 2015. In the Complaint, the Company also asks for damages of $159,000. At such time, the Company’s likelihood of success on the merits or any amount of recovery to be awarded and/or collected is undeterminable.

Market for Common Equity and Related Stockholder Matters

Market Information

There is a limited public market for our common shares. Our securities are currently quoted over-the-counter (OTC) under the symbol “DEAC” on the OTC Bulletin Board (“OTCBB”), an interdealer quotation system (as defined by FINRA Rule 6530), and the Other-OTC financial marketplace, specifically the market referred to as (the “OTCQB”), in which the securities are quoted on another interdealer quotation system offered by OTC Markets Group, Inc. (“OTC Markets Group”).

Our shares are traded under the symbol “DEAC” on the over-the-counter (OTC) financial marketplace regulated by the Financial Industry Regulatory Authority (“FINRA”) with quotations on both the OTCBB and OTCQB.

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Our common shares are quoted on the OTC Bulletin Board under the symbol “DEAC”. Trading in stocks quoted on the over-the-counter (OTC) financial marketplace is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of September 14, 2015, only a minimal amount of shares have traded on the OTCBB and OTCQB and the market price for our common shares is $0.062 per share.

Stockholders of Our Common Shares

As of September 14, 2015, there were approximately 397 holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Plan of Operations

As of June 30, 2015, the Company had cash on hand of $131,909 and working capital deficit of $846,062. We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our business plan and our general and administrative expenses for the next 12 months. Also, our ability to complete subsequent phases of our business will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves. During the 12-month period following the date of this registration statement, we anticipate that we will generate revenue, but that these revenues will not satisfy our cash requirements to implement our current business plan, including, but not limited to, engineering, and integration costs, and other operating expenses and corporate overhead, which is subject to change depending upon pending business opportunities and available financing relating to our gaming and automotive ventures. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of the business plan, as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, aside from the agreement with Tarpon, we do not have any future financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund further phases of our business plan. In the absence of such financing, we will not be able to implement gaming machines and continue our website platform development and our business plan will fail. Even if we are successful in obtaining equity financing to fund the implementation of gaming machines and continue our website platform development, there is no assurance that we will obtain the funding necessary to pay our creditors and note holders. If we do not continue to obtain additional financing, we may be forced to abandon our gaming operations and our plan of operations will fail.

Results for the three months ended June 30, 2015 compared to the three months ended June 30, 2014

Revenues and Net Loss

Our operating results for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 are as follows:

	Three Months Ended June 30,
	2015	2014

Revenues	$399	$2,214
Operating and other expenses	774,689	55,259
Net (Loss)	$(774,290)	$(53,045)

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Operating Expenses and Other Expenses

Our operating expenses for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 are as follows:

	Three Months Ended June 30,
	2015	2014
Consulting services	$54,794	$(5,700)
Investor relation services	198,972	-
Loss on extinguishment of debt	107,816	-
Project development costs	121	2,000
Interest Expense	23,428	18,515
Warrants issued for services	352,275	-
General and administrative expenses	37,283	40,444
Total Operating and Other Expenses	$774,689	$55,259

The decrease in project development costs from the quarter ended June 30, 2015 to the equivalent period in 2014 is primarily due to the Company’s expansion into the gaming sector thereby reducing project activities relating to investigation and design of proto-type technologies that started in the fourth quarter of 2013. The increase in consulting services in 2015 as compared 2014 is due to a non-cash payment in shares of common stock to our former President and chief financial officer aggregating $54,794 pursuant to a separation agreement. The increase in investor relations and warrants issued for services from 2015 from 2014 is primarily due to the hiring of the necessary consultants to assist in the Company’s new business pursuits.

Results for the six months ended June 30, 2015 compared to the six months ended June 30, 2014 and results for the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2014

Our operating results for the six months ended June 30, 2015 compared to the six months ended June 30, 2014 and results for the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013 are as follows:

Revenues and Net Loss

	12 Months Ended December 31,		Six Months Ended June 30,
	2014	2013	2015	2014

Revenues	$15,015	$0	$1,596	$9,429
Operating and other expenses	2,372,480	472,154	1,927,551	63,963
Net (Loss)	$(2,357,465)	$(472,154)	$(1,925,955)	$(54,534)

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Operating Expenses and Other Expenses and (Income)

	12 Months Ended December 31,		Six Months Ended June 30,
	2014	2013	2015	2014

Consulting services	$43,840	$261,536	$59,794	$32,500
Investor relation services	75,274	-	291,438	-
Project development costs	29,139	21,999	221	29,000
Interest Expense	-	-	55,467	37,096
Loss (gain) on extinguishment of debt	-	-	959,271	(115,247)
Warrants issued for services	-	-	481,156	-
General and administrative Expenses	182,871	147,434	80,204	80,614
Total Operating and Other Expenses	$331,124	$430,969	$1,927,551	$63,963

The decrease in project development costs from the six months ended June 30, 2015 to the six months ended June 30, 2014 is primarily due to project activities related to development and web design of networks that started in the 2014 and was contingent upon external financing, which the Company did not receive. The increase in project development costs from the twelve months ended December 31, 2014 to the twelve months ended December 31, 2013 is primarily due to project activities related to investigation and design of proto-type equipment that started in the fourth quarter of 2013.

The increase in consulting services from the six months ended June 30, 2015 to the six months ended June 30, 2014 is primarily due to the Company is due to a non-cash payment in shares of common stock to our former President and chief financial officer aggregating $54,794 pursuant to a separation agreement. Interest expense increased based on the increase in our debt facilities incurred to fund current operations. The decrease in consulting services in the twelve months ended December 31, 2014 to the twelve months ended December 31, 2013, is primarily due to the Company changing ownership with a change in management and realignment of the Company.

The loss on the extinguishment of debt from the six months ended June 30, 2015 to the six months ended June 30, 2014 is attributable to the conversion and elimination of the contingent liability of $566,212 in our current period of measurement. The debt was converted at $0.10 per share and the non-cash loss resulted from the difference in the market price of the stock on the date of the conversion for the number of shares converted on that date.

The warrant costs from the six months ended June 30, 2015 to the six months ended June 30, 2014 are a result of warrants issued to a consulting firm and amortized over the life of the warrant. The agreement with the firm was cancelled under the terms on the agreement on January 21, 2015 and the warrant was cancelled on April 1, 2015. The remaining prepaid expense was expensed in the current period of measurement. The increase in investor relations and general and administrative expenses from the twelve months ended December 31, 2014 to the twelve months ended December 31, 2013 is primarily due to the Company’s re-alignment and focus on operations, with the increase of $110,711 being mainly comprised of $75,274 in investor relation costs and non-cash warrant costs associated with investor relations.

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Liquidity and Capital Resources

As of June 30, 2015 and December 31, 2014, the Company had cash on hand of $131,909, and $659 respectively. The Company had increased cash flow of $131,250 for six months ended June 30, 2015 from proceeds received from the sale of stock, convertible notes and expense advances from a related party. In 2014, we generated revenues of $15,015 and a net loss of $2,357,465. The net loss is mainly comprised of non-cash losses on the extinguishment of debt aggregating $1,361,448 and impairment of intangible assets of $589,041. At December 31, 2013, we had cash of $2,884 and had a working capital deficit of $1,405,316. During the year ended December 31, 2013, we generated no revenues and had a net loss of $472,154.

The Company expects significant capital expenditures during the next 12 months, contingent upon raising additional capital. We anticipate that we will need $2,000,000 for operations for the next 12 months, and $5,000,000 for our overall development. This capital will be needed for continued development of the Company’s automotive platforms and gaming expansion.

The source of such capital is uncertain, and there is no assurance that the Company will be successful in obtaining such capital on commercially reasonable terms, or at all. We have a working capital deficit and will need cash infusions from investors and/or current shareholders to deploy our current business plan.

	June 30,	December 31,	December 31,
	2015	2014	2013

Current assets	$183,947	$821,541	$2,884
Current liabilities	(1,030,009)	(1,475,787)	1,408,200
Working capital deficit	$(846,062)	$(654,246)	$1,405,316

Cash Flows

	12 Months Ended December 31,		Six Months Ended June 30,
	2014	2013	2015	2014

Net cash used in operating activities	$(117,155)	$(233,207)	$(146,978)	$(105,818)
Net cash used in investing activities	-	-	(100,000)	-
Net cash provided by financing activities	114,930	(235,799)	378,228	104,008
Net increase (decrease) increase in cash	$(2,225)	$2,292	$131,250	$(1,810)

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Net cash provided by investing activities for the period ended June 30, 2015 includes the non-refundable deposit tendered for the gaming license. Net cash provided by financing activities in the period ended June 30, 2015 is from the sale of common stock, funds provided from a related party, and proceeds from convertible notes. Net cash used in financing activities includes the proceeds of the convertible notes that were used to secure the gaming license, which provides for distribution rights in two cities on the Honduras mainland and Roatan, the largest of the bay islands of Honduras. Net cash provided by operating activities for the period ended June 30, 2015 includes the stock compensation and warrants issued for investor relations services and the loss recorded on the extinguishment of debt pursuant to the contingent consideration payable.

At the year ended December 31, 2014, cash used in operating activities of $117,155 was primarily utilized for operating costs, offset by non-cash warrant expenses relating to investor relations services of $41,528, non-cash consulting expenses of $ 35,274, loss on extinguishment of debt of 1,361,448, impairment of intangible assets of $ 589,041 and an increase in accounts payable and accrued expenses of $213,019. Cash used in operating activities of $233,207 at the year ended December 31, 2013 was primarily due to loans the Company partook to pay for expenses related to operations and Company general expenses under prior management. Cash provided by financing activities at the year ended December 31, 2014 was due to $101,605 net cash received from a related party and $13,325 received from a note payable from a former officer of the Company. Cash provided by financing activities in the year ended December 31, 2013 was due to subscription agreements of $155,000 and proceeds from related parties of $80,799.

Going Concern Uncertainties

Management believes that our current financial condition, liquidity and capital resources will not satisfy our cash requirements for the next twelve months to deploy our current business plan, and as such we will need to either raise additional proceeds through financing facilities, sales of securities and our officers and directors will need to make additional financial commitments to our Company, neither of which is guaranteed. We plan to satisfy our future cash requirements, primarily the working capital required to execute on our current business and fund our necessary operating expenses, through financial commitments from future debt facilities and equity sales, if and when possible.

Management believes that we may generate more revenue within the next 12 months, but that these revenues will not satisfy our cash requirements to implement our current business plan, including, but not limited to, engineering, and integration costs, and other operating expenses and corporate overhead, which is subject to change depending upon pending business opportunities and available financing.

Aside from the agreement with Tarpon we have no committed source for funds as of June 30, 2015. No representation is made that any funds will be available when needed. In the event that funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve revenue, and could fail to satisfy our future cash requirements as a result of these uncertainties.

It will be necessary to raise working capital funds through equity and debt financing facilities, which are extremely difficult for an early stage company to secure and may not be available to us or on a basis favorable to us. However, if such debt financing is available, we would likely have to pay additional costs associated with high-risk loans and be subject to above market interest rates.

The Company and has accumulated a deficit of $10,751,131 at June 30, 2015. We currently have only limited working capital with which continue our operating activities. The amount of capital required to sustain operations is subject to future events and uncertainties, but the Company anticipates it will need to obtain approximately $2,000,000 in additional working capital in the form of debt and equity in order to cover our current expenses over the next 12 months and continue to implement our business plan. Whether such capital will be obtainable or obtainable on commercially reasonable terms is at this date uncertain. These circumstances raise substantial doubt about the Company's ability to continue as a going concern.

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Capital Expenditures

We have not incurred any commitments for material capital expenditures except for the non-refundable payment for the intangible asset license deposit for the gaming license.

Off-Balance Sheet Arrangements

During the six months ended June 30, 2015, we did not engage in any off-balance sheet arrangements set forth in Item 303(a) (4) of Regulation S-K.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Set forth below is certain information with respect to our executive officers and directors. Our directors are generally elected at the annual shareholders’ meeting and hold office until the next annual shareholders’ meeting and until their successors are elected and qualify. Executive officers are elected by our board of directors and serve at its discretion. Our bylaws provide that the board of directors shall consist of that number of members as the board of directors may from time to time determine by resolution or election, but not less than five and not more than seven. Our board of directors currently consists of three members. The names and ages of the directors and executive officers of the Company, and their positions with the Company, are as follows:

Name	Age	Position

Dr. James Ricketts	76	Chairman of the Board of Directors, Vice President of Investor Relations
Charles Rimlinger	70	Chief Executive Officer, and Director
Sarah Myers	30	President, Chief Operations Officer, Secretary, Treasurer, Director
Stephen Antol	72	Chief Financial Officer

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the Board of Directors.

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Biographies of Chairman and Directors

Dr. James Ricketts

Chairman, Vice President of Investor Relations

Dr. Ricketts has had a diverse career path spanning multiple areas, including education, government and the private sector. In the government capacity he has held numerous administrative and management level posts which resulted in his being appointed to cabinet level positions in two states. In the private sector he conceptualized and designed a RF tracking system which he then applied for and received a patent for this technology. Ultimately he founded the resulting company, which developed under his supervision from a patent level startup to the actual sales and marketing of the product. During the last five years, Dr. Ricketts has held positions as President and CEO and served on the Board of Directors of several public companies, first as a Director and then two times as Chairman of the Board. Dr. Ricketts was appointed as Chairman of the Company’s Board of Directors and Vice President of Investor Relations, effective as of September 30, 2013 and May 22, 2014, respectively.

Charles Rimlinger

Chief Executive Officer, Director

Mr. Rimlinger has been instrumental in international marketing and development for the past decade prior to his appointment as CEO the Company. Mr. Rimlinger has spent the majority of his professional career in marketing and development, serving as Director of International Development and Marketing for BendPak, Inc., a multi-national manufacturing Company headquartered in California during the past five years. Prior to Mr. Rimlinger’s involvement with BendPak Inc., he served as general manager of RELS, Inc., a Wisconsin Company, assisting the Company in international marketing and engineering. Mr. Rimlinger’s professional achievements also include his role as chief executive officer of a construction Company and his development of three profitable patent licenses. Mr. Rimlinger was appointed as the Company’s Chief Executive Officer and Director effective as of December 7, 2014.

Sarah Myers

President, Chief Operations Officer, Secretary, and Director

Ms. Myers graduated from the University of Tennessee at Chattanooga in 2007 manga cum laude and received her Juris Doctor from Nashville School of Law in 2012. While completing her degree, Ms. Myers began her career with SMA Alliance, Inc, focusing primarily on project and technology management, graphic design, customer support, US marketing and legal compliance. In 2012, Ms. Myers began working with Baker Myers & Associates, where she focused on Project Management, Graphic Design, Customer and Sales Support, and Legal Compliance services related to her industry. Ms. Myers was appointed as the Company’s Chief Operating Officer, Secretary, and Director effective as of September 30, 2013. Ms. Myers served as Treasurer of the Company from May 22, 2014 until December 7, 2014, with the appointment of the Company’s current Chief Financial Officer, Mr. Antol. On December 8, 2014, Ms. Myers was appointed as President of the Company.

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Stephen Antol

Chief Financial Officer

Mr. Antol received a Bachelor of Arts degree from Michigan State University in 1968, and received his license as a Certified Public Accountant in 1970. Mr. Antol has over 45 years of diversified experience in the field of corporate finance and administration, specializing in corporate audits, management and information systems, budget development and control, credit and collection procedures, profit sharing and benefit programs, corporate insurance programs, corporate restructuring and federal and state income taxes. Mr. Antol has served as Chief Financial Officer for El Capitan Precious Metals, Inc., NOVAHEAD Inc., Lou Register Furniture, Gold and Minerals Company, Inc., and has also served as Corporate Controller and Corporate Treasurer for Giant Industries Inc., an independent refiner and marketer of petroleum products. In the five past years, Mr. Antol has operated as a consultant. Mr. Antol was appointed as the Company’s Chief Financial Officer effective as of December 7, 2014.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, directors or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for the latest fiscal year ended December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Warrant Awards	All Other Compensation	Total

Steven Frye (1)	2014	$-	$-	$-	$-	$-
Former CEO, Former CFO, Former President, and Former Director	2013	$-	$-	$-	$-	$-

Joshua Stocks (2)	2014	$-	$-	$-	$-	$-
Former CIO, Former Treasurer	2013	$-	$-	$-	$-	$-

Sarah Myers (3)	2014	$-	$-	$-	$-	$-
President, COO, Former Treasurer, Secretary, and Director	2013	$-	$-	$-	$-	$-

Charles Rimlinger (4)	2014	$-	$-	$-	$-	$-
Chief Executive Officer and Director

Stephen Antol (5)	2014	$-	$-	$-	$-	$-
Chief Financial Officer

Dr. James Ricketts (6)	2014	$-	$-	$-	$-	$-
Chairman, Vice President of Investor Relations	2013	$-	$-	$-	$-	$-

_____________

(1)	Mr. Frye resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President and Director effective as of December 6, 2014.
(2)	Mr. Stocks served as the Company’s Chief Information Officer from September 30, 2013 until May 22, 2014.
(3)

Ms. Myers became the Company’s Chief Operating Officer, Secretary, and Director of the Company effective as of September 30, 2013. Ms. Myers served as Treasurer of the Company from May 22, 2014 until December 7, 2014. Ms. Myers has been President of the Company since December 8, 2014.

(4)	Mr. Rimlinger became Chief Executive Officer of the Company effective as of December 7, 2014.
(5)	Mr. Antol became Chief Financial Officer of the Company effective as of December 7, 2014
(6)	Dr. Ricketts was appointed as Chairman of the Board of Directors effective as of September 30, 2013. Dr. Ricketts was appointed as Vice President of Investor Relations effective May 22, 2014.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

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Company Equity Incentive Stock Plan

On August 27, 2015, our Board of Directors approved, and the holders of a majority of our outstanding capital stock, a Company Equity Incentive Stock Plan (the “Stock Plan”) for the right of the Company to grant certain stock awards or options to employees, directors and/or consultants of the Company or any of its subsidiaries. The Stock Plan will become effective following the 20th day after the mailing of the Information Statement to our stockholders as of the Record Date.

The Stock Plan provides for the right of the Company to grant certain stock awards or options under the Stock Plan to employees, directors and/or consultants of the Company or any of its subsidiaries, in the total number of shares of common stock of the corporation (the “Shares”), not to exceed 25,000,000 Shares.

Under the Plan, the Company may issue common stock of the Company (the “Stock Award” or “Stock Awards”), or grant options to acquire common stock of the Company (the “Option” or “Options”), (the “Stock”), which may be in the from of Stock Awards, or “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

Agreements

We do not have any employment agreements with our officers or directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the Company's common stock beneficially owned on September 28, 2015, for (i) each shareholder the Company knows to be the beneficial owner of 5% or more of its outstanding common stock, (ii) each of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company's knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At September 28, 2015, 25,595902 shares of the Company's common stock were outstanding.

Name of Person or Group	Number of Shares of Common Stock Owned	Percentage of Ownership (1)

Charles Rimlinger (2)
Sarah Myers (3)	14,315,000	53.57%
Stephen Antol (4)	0	-
Dr. James Ricketts (5)	0	-
	0	-
All executive officers and directors as a group (four persons)	14,315,000	53.57%

___________

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person or members of a group to acquire them within 60 days are treated as outstanding for determining the amount and percentage of common stock owned by such person. To our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable. Rounded to the nearest one-tenth of one percent, based upon 25,595,902 shares of common stock, outstanding at September 28, 2015.

(2)	Mr. Rimlinger is our Chief Executive Officer, and Director.
(3)	Ms. Myers is our President, Chief Operations Officer, Secretary, and Director.
(4)	Mr. Antol is our Chief Financial Officer.
(5)	Dr. Rickets is our Vice President of Investor Relations and Chairman.

49

Certain Relationships and Related Transactions

Myers - LOC

The principle amount due Sarah Myers (director and executive officer of the Company, the related party) at June 30, 2015 was $167,257, which represents an unsecured promissory note and addendums (“Myers – LOC”). These amounts are unsecured and bear interest at the rate of 12% per annum. The Myers – LOC has been amended to be due and payable on December 31, 2015. The accrued interest under the Myers – LOC as of June 30, 2015 was $27,540.

January 13, 2014 Agreement - ClassifiedRide

On January 13, 2014, the Company entered into an asset purchase agreement with Baker Myers and Associates, LLC (“Baker Myers”) to acquire certain assets including, www.classifiedride.com, an online classified listing website where private sellers can buy, sell, and trade their vehicle. Ms. Myers is the managing member and sole owner of Baker Myers, and also serves as an Officer and Director of the Company. As of June 30, 2014, pursuant to GAAP ASC 805-50-30, the carrying value of the assets was recorded to the transaction being made by a related party as $587,564 and a convertible note was amended and issued in the amount of $587,564 with an interest rate of 8% per annum. At June 30, 2015, the note balance and accrued interest was $587,564 and $67,512, respectively.

January 15, 2014 Agreement – Autoglance

On January 15, 2014, the Company entered into an asset purchase agreement with Baker Myers LLC for 51% of the membership interest of Autoglance, LLC, a Tennessee Limited Liability Company, and with it majority control over all owned assets of Autoglance, LLC, for 765,000 shares of the Company’s common stock.

Separation and Settlement Agreement with Steven Frye

On June 15, 2015, the Company entered into a Separation and Settlement Agreement Release of Claims (the “Agreement”) with Steven Frye, our former Chief Executive Officer, Chief Financial Officer, and President. According to the Agreement, the Company agreed to pay Mr. Frye $54,794 for services rendered in the form of 391,386 shares of Common Stock of the Company valued at $.14 per share on the date of the Agreement. The Agreement further stated Mr. Frye would be responsible for all taxes, and Mr. Frye signed a general release of any and all claims, known or unknown, against the Company. On July 1, 2015, Mr. Frye delivered his executed paperwork to the Company.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation contains provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

50

ELITE DATA SERVICES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Page

Unaudited Consolidated Financial Statements of Elite Data Services, Inc. as of and for the Six Months Ended June 30, 2015 and 2014:
Consolidated Balance Sheet as of June 30, 2015 and December 31, 2014	F-2
Consolidated Statement of Operations for the Three Months and Six Months ended June 30, 2015 and 2014	F-3
Consolidated Statement of Cash flows for the Six Months ended June 30, 2015 and 2014	F-4
Notes to Consolidated Financial Statements	F-5 – F-20

Audited Consolidated Financial Statements of Elite Data Services, Inc. as of and for December 31, 2014 and 2013:
Report of Independent Registered Public Accounting Firm	F-21
Consolidated Balance Sheets as of December 31, 2014 and 2013	F-22
Consolidated Statement of Operations for the Years Ended December 31, 2014 and 2013	F-23
Consolidated Statement of Stockholder’s Deficit for the Years Ended December 31, 2014 and 2013	F-24
Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013	F-25
Notes to Consolidated Financial Statements	F-26 – F-41
Dealer Prospectus Delivery Information	F-42

F-1

ELITE DATA SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$131,909	$659
Prepaid expense	52,038	820,882
Total Current Assets	183,947	821,541

OTHER ASSET:
Deposit	100,000	-
Total Assets	$283,947	$821,541

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$386,752	$606,221
Line of credit payable	151,000	151,000
Loans from a related party	167,257	139,029
Loan payable	-	13,325
Contingent consideration payable	-	566,212
Convertible notes payable	325,000	-
Total Current Liabilities	1,030,009	1,475,787

LONG TERM DEBT:
Note payable, related party	587,564	587,564
Total Liabilities	1,617,573	2,063,351

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 10,000,000 shares Series A authorized; issued and outstanding 0, respectively	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; issued and outstanding 25,493,402 and 19,219,070, respectively	2,549	1,922
Additional paid-in capital	9,414,956	7,581,444
Deficit accumulated	(10,751,131)	(8,825,176)
Total Stockholders’ Deficit	(1,333,626)	(1,241,810)
Total Liabilities and Stockholders’ Deficit	$283,947	$821,541

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-2

ELITE DATA SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

REVENUES	$399	$2,214	$1,596	$9,429
OPERATING EXPENSES
Consulting services	54,794	(5,700)	59,794	32,500
Project development costs	121	2,000	221	29,000
Investor relations services	198,972	-	291,438	-
Warrants issued for services	352,275	-	481,156	-
General and administrative	37,283	40,444	80,204	80,614
Total Operating Expenses	643,445	36,744	912,813	142,114

LOSS FROM OPERATIONS	(643,046)	(34,530)	(911,217)	(132,685)

OTHER INCOME (EXPENSE):
(Loss) gain on extinguishment of debt	(107,816)	-	(959,271)	115,247
Interest expense – related party	(16,516)	(12,853)	(32,288)	(25,771)
Interest expense – other	(6,912)	(5,662)	(23,179)	(11,325)
Total Other Expense	(131,244)	(18,515)	(1,014,738)	78,151

LOSS BEFORE PROVISION FOR INCOME TAXES	(774,290)	(53,045)	(1,925,955)	(54,534)
PROVISION FOR INCOME TAX	-	-	-	-

NET LOSS	$(774,290)	$(53,045)	$(1,925,955)	$(54,534)

Basic and Diluted Per Share Data:
Net Loss Per Share - basic and diluted	$(0.03)	$(0.00)	$(0.09)	$(0.00)

Weighted Average Common Shares Outstanding:
Basic and diluted	22,485,283	16,117,460	21,516,707	16,093,417

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-3

ELITE DATA SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net loss	$(1,925,955)	$(54,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (gain) on extinguishment of debt	959,272	(115,247)
Stock compensation for investor relations services and consulting	346,232	-
Warrants issued for services	481,156	-
Changes in operating assets and liabilities:
Prepaid expenses	(3,750)	-
Accounts payable and accrued expenses	(3,933)	63,963
Net cash (used in) operating activities	(146,978)	(105,818)

INVESTING ACTIVITY:
Deposit	(100,000)	-
Net cash used in investing activity	(100,000)	-

FINANCING ACTIVITIES:
Proceeds from stock sale	25,000	-
Proceeds from convertible promissory notes	325,000	-
Payments to related party	(3,810)	-
Proceeds from related parties	32,038	104,008
Net cash received from financing activities	378,228	104,008
NET INCREASE (DECREASE) IN CASH	131,250	(1,810)
CASH BEGINNING OF PERIOD	659	2,884
CASH END OF PERIOD	$131,909	$1,074

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$-	$-
Interest paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock in connection with the purchase of Classifiedride.com	$-	$1,400
Issuance of common stock in connection with the purchase of Autoglance, LLC	$-	$77
Issuance of common stock for conversion of debt	$1,754,344	$115,362
ssuance of common stock for consulting services	$54,794	$-
Note payable for the purchase of classifiedride.com (See Note 4)	$-	$587,564

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-4

ELITE DATA SERVICES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2015

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS

Elite Data Services, Inc. (hereinafter the “Company”, “Our”, “We” or “Us”) is a technology Company whose software applications are developed to market and advertise assets that the Company owns and controls. In addition to Our Automotive Platforms, we have been focused on an expansion opportunity in the gaming sector on the island of Roatan, the largest of the bay islands of Honduras. On April 6, 2015, we entered into a contract to acquire a gaming distribution license for two cities on the Honduras mainland and Roatan. The Company is currently working on implementing gaming machines in Roatan in conjunction with its continued use of its existing technologies to generate revenue under its business plan. See Note 4, Note 9 and Note 11.

NOTE 2. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Elite Data Services, Inc. (the "Company") are presented in accordance with the requirements for Form 10-Q and Regulation S-X. Accordingly, they do not include all of the disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments (all of which were of a normal recurring nature) considered necessary to fairly present the financial position, results of operations, and cash flows of the Company on a consistent basis, have been made. The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in our annual 10-K filing, filed with the SEC on April 15, 2015.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2014 have been omitted. The consolidated balance sheet at December 31, 2014, has been derived from the audited financial statements included in the 2014 Annual Report.

Going Concern

The Company has accumulated a deficit of $10,751,131. The Company currently has only limited working capital with which to continue its operating activities. The amount of capital required to sustain operations is subject to future events and uncertainties. The Company must secure additional working capital through loans, sale of equity securities, or a combination, in order to implement its current business plans. There can be no assurance that such funding will be available in the future, or available on commercially reasonable terms favorable to the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

F-5

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management continued to manage its costs for the six months ended June 30, 2015 to ensure appropriate funding is on hand for its continued operations through convertible debentures and financing from a related party. See Note 7 and 8. Management’s plans include the raising of capital through the equity markets to fund future operations and pay debts and generating of revenue through our business. See Note 12. However, even if we do raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where we will generate profits and positive cash flows from operations.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its subsidiaries, Dynamic Energy Development Corporation and Transformation Consulting, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to intangible assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Reclassifications

Certain reclassifications have been made in Statement of Operations for the year 2014 to the period ended June 30, 2015. These reclassifications impacted the classification of certain items within the Statement of Operations: relating to classification of interest expense. The reclassifications had no impact on previously reported total operating expenses, net loss, or stockholders' deficit.

Impairment of Long-Lived Intangible Assets

We review our long-lived assets, including intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made. Intangible assets not subject to amortization are tested annually for impairment and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired.

F-6

Development Costs

Development costs are expensed in the period they are incurred unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. For the six months ended June 30, 2015, the Company incurred no development costs. As of June 30, 2015, the Company had no deferred product development costs.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted the accounting standards codified in ASC 740, Income Taxes as of its inception. Pursuant to those standards, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not that it will utilize the net operating losses carried forward in future years.

ASC 740-10-25 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. An entity may only recognize or continue to recognize tax positions that meet a "more likely than not" threshold. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company does not have any unrecognized tax benefits as of June 30, 2015 that, if recognized, would affect the Company's effective income tax rate. The Company's policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of June 30, 2015 and December 31, 2014.

Cash

Cash include all highly liquid instruments with an original maturity of three months or less at the date of purchase. The Company maintains its cash in cash deposit accounts, which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per legal ownership. At times, the Company’s accounts may exceed federally insured limits. To date, the Company has not experienced any losses in such accounts. At June 30, 2015, the Company had no cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, accrued liabilities, line of credit payable, loans from a related party, contingent consideration payable, and convertible note payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

F-7

Fair Value Measurement

The Company values its derivative instruments under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company's financial instruments consisted of cash, prepaid expense, deposit, accounts payable and accrued liabilities, line of credit, loan from stockholders and convertible debt. The estimated fair value of cash, prepaid expense, deposit, accounts payable and accrued liabilities, line of credit, loan from stockholders approximates its carrying amount due to the short maturity of these instruments. The recognition of the derivative values of convertible debt are based on the weighted-average Black-Scholes option pricing model.

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC Section 605-10-S99, Revenue Recognition, Overall, SEC Materials ("Section 605-10-S99"). Section 605-10-S99 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.

F-8

Net Income (Loss) Per Common Share

Basic loss per common share (“EPS”) is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The number of common shares that are exercisable or converted into common stock is not material to affect diluted EPS results. Further, since the Company shows losses for the periods presented basic and diluted loss per share are the same for all periods presented.

Common Share Non-Monetary Consideration

In situations where common shares are issued and the fair value of the goods or services received is not readily determinable, the fair value of the common shares is used to measure and record the transaction. The fair value of the common shares issued in exchange for the receipt of goods and services is based on the stock price as of the earliest of the date at which:

i.	The counterparty’s performance is complete;

ii.	commitment for performance by the counterparty to earn the common shares is reached; or

iii.	the common shares are issued if they are fully vested and non-forfeitable at that date.

Stock-Based Compensation

On December 1, 2005, the Company adopted the fair value recognition provisions codified in ASC 718, Compensation-Stock Compensation. The Company adopted those provisions using the modified-prospective-transition method. Under this method, compensation cost recognized for all periods prior to December 1, 2005 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of November 30, 2005, based on the grant-date fair value and b) compensation cost for all share-based payments granted subsequent to November 30, 2005, based on the grant-date fair value. In addition, deferred stock compensation related to non-vested options is required to be eliminated against additional paid-in capital. The results for periods prior to December 1, 2005 were not restated.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from parties other than employees in accordance with ASC 505, Equity. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the counterparty.

Share Purchase Warrants

The Company accounts for common share purchase warrants at fair value in accordance with ASC 815, “Derivatives and Hedging”. The Black-Scholes option pricing valuation method is used to determine fair value of these warrants. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the warrants and risk-free interest rates.

F-9

Recently and Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for transfer of promised goods or services to customers. ASU-2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The amendments in this update also require disclosure of sufficient information to allow users to understand the nature, amount, timing and uncertainty of revenue and cash flow arising from contracts. ASU-2014-09 is effective for annual and interim reporting periods beginning after December 15, 2016, using one of two retrospective application methods. Early application is not permitted. The Company is currently evaluating the effect that the adoption of ASU 2014-09 will have on the Company’s consolidated financial statements.

In April 2015, the FASB issued amended guidance in a FASB ASU on, "Interest-Imputation of Interest", which simplifies the balance sheet presentation of debt issuance costs. Under the new guidance, debt issuance costs related to a recognized debt liability will be presented on the balance sheet as a direct deduction from the liability. This treatment is consistent with the presentation of debt discounts. The new guidance is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted, and the new guidance should be applied retrospectively. The adoption of this update on January 1, 2016 will not have a material impact on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC during the current reporting period did not, or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 4. RELATED PARTY TRANSACTIONS

Myers - LOC

The principle amount due Sarah Myers (director and executive officer of the Company, the related party) at June 30, 2015 was $167,257, which represents an unsecured promissory note and addendums (“Myers – LOC”). These amounts are unsecured and bear interest at the rate of 12% per annum. The Myers – LOC has been amended to be due and payable on December 31, 2015. The accrued interest under the Myers – LOC as of June 30, 2015 was $27,540.

January 13, 2014 Agreement - ClassifiedRide

On January 13, 2014, the Company entered into an asset purchase agreement with Baker Myers and Associates, LLC (“Baker Myers”) to acquire certain assets including, www.classifiedride.com, an online classified listing website where private sellers can buy, sell, and trade their vehicle. Ms. Myers is the managing member and sole owner of Baker Myers, and also serves as an Officer and Director of the Company. As of June 30, 2014, pursuant to GAAP ASC 805-50-30, the carrying value of the assets was recorded to the transaction being made by a related party as $587,564 and a convertible note was amended and issued in the amount of $587,564 with an interest rate of 8% per annum. At June 30, 2015, the note balance and accrued interest was $587,564 and $67,512, respectively.

F-10

January 15, 2014 Agreement – Autoglance

On January 15, 2014, the Company entered into an Agreement with Baker Myers for 51% of the membership interest of Autoglance, LLC, a Tennessee Limited Liability Company, and with it majority control over all owned assets of Autoglance, LLC, including the website www.autoglance.com (collectively “Autoglance”) for 765,000 shares the Company’s common stock as consideration.

Separation and Settlement Agreement with Steven Frye

On June 15, 2015, the Company entered into a Separation and Settlement Agreement Release of Claims (the “Agreement”) with Steven Frye, our former Chief Executive Officer, Chief Financial Officer, and President. According to the Agreement, the Company agreed to pay Mr. Frye $54,794 for services rendered in the form of 391,386 shares of Common Stock of the Company valued at $.14 per share on the date of the Agreement. The Agreement further stated Mr. Frye would be responsible for all taxes, and Mr. Frye signed a general release of any and all claims, known or unknown, against the Company. On July 1, 2015, Mr. Frye delivered his executed paperwork to the Company.

NOTE 5. CONTINGENT CONSIDERATION PAYABLE

On February 25, 2011, the Company’s wholly owned subsidiary, Dynamic Energy Alliance Corporation (hereafter “DEDC”) and a former director no longer associated with the Company (hereafter “the Director”) entered into a Stock Purchase Agreement (hereafter “Agreement”) and corresponding Amendments No. 1, No. 2 and No. 3, dated December 30, 2011, March 31, 2012 and September 26, 2012, respectively, by which DEDC acquired all of the outstanding shares of Transformation Consulting, Inc. (hereafter “TC”). The purchase price for the shares was $2,000,000, payable from the gross revenues of TC, subject to the following contingent reduction or increase of the purchase price. Pursuant to the Agreement, if TC’s gross revenues during the two years following the closing were less than $2,000,000, then the purchase price for the shares would be reduced to the actual revenue received by TC during the two year period. If TC’s revenues during the same two year period exceed $2,000,000, then the purchase price for the shares would be increased by one-half of the excess revenues over $2,000,000 (hereafter “contingent consideration”).

Pursuant to the contingent consideration of $2,000,000 due to the Director from TC, all revenues generated by TC under the Agency Agreement were disbursed to the former Director. Through December 31, 2012, gross revenues under the TC Stock Purchase Agreement totaled approximately $2,000,000. Through December 31, 2013, payments, net of refunds, made to Director under the TC Stock Purchase Agreement totaled $984,638. On September 30, 2013, the former director assigned the remaining contingent consideration debt note (hereafter the “Note”) to Habanero Properties via an Assignment and Assumption Agreement. The Note was subsequently offset by $108,788 as payment for warrants exercised at their strike price by the former director. Habanero Properties subsequently assigned the remaining contingent consideration due and payable to Rocky Road Capital, Inc.

For the period ended June 30, 2015, the Company eliminated the remaining balance due and payable by entering into five Assignment of Convertible Promissory Note and Consent and a Convertible Promissory Note totaling $322,012 with third parties not affiliated with the Company. Each agreement specified the amount of the assignment to be paid back at $.10 per share for the conversion of 3,220,120 Shares of the Company’s Common Stock. None of the assignments amounted to any of the Assignees owing more than 4.99% of the outstanding securities of the Company. The estimated fair value of the common shares was used to measure and record the transaction with the difference between the conversion prices and estimated fair value being recorded as loss on extinguishment of debt. For the period ended, June 30, 2015, the Company recognized a loss of $107,816 on extinguishment of debt as a result of the transactions.

F-11

At June 30, 2015 and December 31, 2014, the contingent consideration payable is as follows:

	As of June 30,	As of December 31,
Contingent consideration due	2015	2014
Contingent consideration due	$2,000,000	$2,000,000
Less payments, net of refunds, to Director	(984,638)	(984,638)
Payment of exercise of warrants	(108,788)	(108,788)
Conversion of contingent consideration to common stock	(906,574)	(340,362)
	$0	$566,212

NOTE 6. LOAN PAYABLE – RELATED PARTY

On April 14, 2014, the Company entered into a Promissory Note dated April 15, 2014 (the “Note”) with Stephen Frye, former Chief Executive Officer, President, CFO, and Director of the Company, for $13,500 with interest accruing at the rate of 12% per annum with an extended due date of December 31, 2015 (“Addendum One”). On June 15, 2015, the Company entered into Addendum Two (“Addendum Two”), which allowed the conversion of $15,207 (the principal and outstanding interest due under the Note) payable in Common Stock of the Company with the price per share being the closing price of the Company’s stock as of the date of the Agreement. The fair value of the closing stock price was calculated, as of June 15, 2015, at $0.14, whereby the Note and accrued interest was converted into 108,614 shares of Restricted Common Stock of the Company. As of June 30, 2015, loan payable to related party is $0.

NOTE 7. COMMITMENTS AND CONTRACTUAL OBLIGATIONS

Loans Payable Related Party

The amounts due to a related party at June 30, 2015 of $167,257, represents the Myers – LOC. These amounts are unsecured and bear interest at 12% per annum. At June 30, 2015, accrued interest was $27,540.

Line of Credit Payable

On August 16, 2013, Birch First Capital Fund, LLC and/or Birch First Capital Management, LLC (“Birch First”) filed a complaint against the Company in the 15th Judicial Circuit of Florida (2013 CA 012838) alleging breach of contract under a Line of Credit Agreement (“LOC”) totaling $151,000. On November 18, 2013, Birch First brought a lawsuit in the 15th Judicial Circuit of Florida against Mr. Charles Cronin and Dr. Earl Beaver (former officers and directors of the Company), naming the Company as a nominal defendant. A motion to dismiss was filed by the Company concerning this derivative lawsuit, which is still currently pending. As of June 30, 2015, the Company and Birch First (collectively the “Parties”) were still in negotiations to settlement terms, and on July 23, 2015 the Parties finalized the settlement agreements which lead to the conclusion of Case 2013 CA 012838. See Note 12.

At June 30, 2015, the disputed liability including accrued interest under the LOC, was $212,794. The principle balance of the LOC of $151,000 is classified as a line of credit payable and the related accrued interest at June 30, 2015, of $61,794 is classified in accrued liabilities.

F-12

Stock Compensation for investor relations services

On December 3, 2014, the Company entered into an Investor Relations Consulting Agreement (the “Agreement”) with EraStar Inc. (“EraStar”). Under the terms of the Agreement, the Company had the ability to challenge performance under the contract to an independent referee within certain timelines, which the Company initiated on January 21, 2015 (the “Termination Date”). As a result of the ruling in favor of the Company by the independent referee, the entire Agreement was cancelled. As of June 30, 2015, the Company had not reached EraStar due to the management problems following the passing of EraStar’s Chairman. For the six month period ended June 30, 2015, the Company expensed $772,594 of warrant expense and stock based compensation for investor relations’ services, and $40,000 is accrued in accrued liabilities.

NOTE 8. CONVERTIBLE PROMISSORY NOTES

Convertible Note with Iconic Holdings, LLC

On March 16, 2015 (the “Effective Date”), the Company entered into a $120,000 Convertible Note with Iconic Holdings, LLC (“Iconic”) with a Maturity Date of March 16, 2016. Under the terms of the Convertible Note, the Company received net proceeds of $100,000 with $10,000 being retained under an Original Issuance Discount (“OID”) and $10,000 having been paid to Iconic as legal fees pertaining to the transaction. The convertible debenture bears a one-time interest charge of 10% assessed on the outstanding principal not repaid as of the 181th day from the effective date. Beginning on the 181th day from the Effective Date, the Company must seek permission from Iconic to repay the outstanding balance of the Note, and Iconic will have the right to convert any unpaid sums into common stock of the Company equal to 60% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the conversion. The balance outstanding at June 30, 2015 was $120,000. See Note 12.

Convertible Note with JSJ Investments Inc.

On June 11, 2015 the Company issued a 12% Convertible Note (the “JSJ Note”) to JSJ Investments, Inc (“JSJ”) in the principal amount of $100,000 (net $88,000 to the Company after payment of related legal and broker fees). The JSJ Note bears interest at the rate of 12% per annum, and is due December 11, 2015 (the “Maturity Date”). The JSJ Note has a redemption premium of 135% of the Principal if repaid within 90 and 120 days, which increases to a redemption premium of 145% if after the 120th day (the "Repayment Amount"). The Company must request permission from JSJ to pay the JSJ Note after the 120th day. At any time or times on or after the Maturity Date, the Holder is entitled to convert all of the outstanding and unpaid principal amount of the JSJ Note into fully paid and non-assessable shares of Common Stock of the Company at a 45% discount to the lowest trading price during the previous twenty (20) trading days to the date of the conversion notice. As of June 30, 2015, the balance outstanding on the JSJ Note was $100,000 and accrued interest was $658.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, “Derivatives and Hedging”, the Company will recognize the fair value of the embedded conversion features as a derivative liability when the note becomes convertible on December 11, 2015.

F-13

Convertible Note with LG Capital Funding, LLC

On June 16, 2015, the Company and LG Capital Funding, LLC (“LG”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $52,500 (the "LG Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The LG Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the LG Note when due, or if other Events of Default thereunder apply, a default interest rate of 24% per annum will apply along with other breach provisions and related penalties contained in the note. The LG Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the LG Capital Convertible Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the LG Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made.

Additionally, upon the occurrence of certain fundamental events as described in the LG Note, we are required to repay the LG Note at the request of the holder in an amount equal to 150% of the then balance. Further, such redemption must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void. As of June 30, 2015, the outstanding balance of the note was $52,500 and accrued interest was $129.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, “Derivatives and Hedging”, the Company will recognize the fair value of the embedded conversion features as a derivative liability when the LG note becomes convertible on December 16, 2015.

Convertible Note with Adar Bays, LLC

On June 16, 2015, the Company and Adar Bays, LLC (“Adar”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $52,500 (the "Adar Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The Adar Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the Adar Note when due, or if other Events of Default thereunder apply, a default interest rate of 24% per annum will apply along with other breach provisions and related penalties contained in the note. The Adar Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the Adar Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the Adar Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made. Additionally, upon the occurrence of certain fundamental events as described in the Adar Note, we are required to repay the note at the request of the holder in an amount equal to 150% of the then balance of the note. Further, such redemption must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void. As of June 30, 2015, the outstanding balance of the note was $52,500 and accrued interest was $129.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, “Derivatives and Hedging”, the Company will recognize the fair value of the embedded conversion features as a derivative liability when the Adar Note becomes convertible on December 16, 2015.

F-14

NOTE 9. DEPOSIT FOR PURCHASE OF LICENSE

As of April 4, 2015, the Company instructed its escrow agent to deliver $100,000 as a deposit in good faith pursuant to the Security Purchase Agreement dated April 4, 2015 (the “SPA”) and Promissory Note dated April 6, 2015 (the “Note”) to acquire all of the capital stock of El Mar Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) a Honduras corporation, whose sole assets consist of a Honduras gaming license, which permits the operation of Eighty (80) gaming machines in Trujillo, Eighty (80) gaming machines in La Lima, and One Hundred and Sixty (160) gaming machines in Roatan, the largest of Honduras’s bay islands, for a total purchase price of $10,000,000. On June 30, 2015, the Company amended the Note and SPA to reflect a due date of April 6, 2016 in conjunction with the first payment of Nine Hundred Thousand Dollars ($900,000), which is due in either cash, stock, or 25% of the net revenues of EMBM’s operations at the seller’s option, and the current purchase price owed was reduced to $9,900,000, which deducts the $100,000 deposit tendered on April 4, 2015 as referenced herein. The Company will record the asset and liability in accordance with generally accepted accounting principles upon the effective date of the amended SPA and Note. See Note 11.

NOTE 10. CAPITAL STOCK

Authorized

The Company is authorized to issue 10,000,000 shares of preferred stock, having a par value of $0.0001 per share, and 50,000,000 shares of common stock, having a par value of $0.0001 per share.

Issued and Outstanding

Preferred Stock

At June 30, 2015, the Company there are no shares of preferred stock outstanding.

Common Stock

At June 30, 2015, shares of common stock issued and outstanding totaled 25,493,402.

During the six months ended June 30, 2015, the Company issued 6,274,332 shares of common stock as follows:

On January 8, 2015, the Company sold 25,000 shares of Common Stock and received net proceeds of $25,000.

On January 30, 2015, the Company entered into shares for liability settlement with a creditor wherein an aggregate of $88,431 of debt was settled by the aggregate issuance of 87,212 shares of common stock. The estimated fair value of the common shares was used to measure and record the transaction with the difference between the conversion prices and estimated fair value being recorded as gain on extinguishment of debt aggregating $44,825.

On February 4, 2015, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $94,200 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 942,000 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed under the note to $472,012. The estimated fair value of the common shares was used to measure and record the transaction with the difference between the conversion prices and estimated fair value being recorded as loss on extinguishment of debt aggregating $376,800.

F-15

On February 20, 2015, the Company entered into a note conversion agreement with Rocky Road Capital Inc. to convert $150,000 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road capital, Inc., into 1,500,000 shares of Common Stock (at $.10 per share), thereby reducing the balance owed under the note to $322,012. The estimated fair value of the common shares was used to measure and record the transaction with the difference between the conversion prices and estimated fair value being recorded as loss on extinguishment of debt aggregating $600,000.

On June 12, 2015 and June 15, 2015, the Company entered into note conversions pursuant to the Rocky Road note totaling $322,012 at $.10 per share for the conversion of 3,220,120 Shares of the Company’s Common Stock, thereby eliminating the entire balance owed. Rocky Road Capital Inc. The estimated fair value of the common shares was used to measure and record the transaction with the difference between the conversion prices and estimated fair value being recorded as loss on extinguishment of debt aggregating $152,520.

On June 15, 2015, the Company entered into a Separation and Settlement Agreement Release of Claims (the “Settlement Agreement”) with Steven Frye, our former Chief Executive Officer, Chief Financial Officer, and President. According to the Settlement Agreement, the Company agreed to pay Mr. Frye $54,794 for services rendered in the form of 391,386 shares of Common Stock of the Company closing price of the Company’s stock as of June 15, 2015 ($.14 per share). The Settlement Agreement further stated Mr. Frye would be responsible for all taxes and signed a general release of any and all claims, known or unknown, against the Company. On July 1, 2015, Mr. Frye delivered his executed paperwork to the Company.

On June 15, 2015, the Company entered into Addendum Two (“Addendum Two”) of the Promissory Note dated April 15, 2014 (the “Note”) between the Company and Steven Frye. The Promissory Note dated April 15, 2015 was for the principle amount of $13,500 with 12% accrued interest. As of June 15, 2015, the principal and interest totaled $15,206 and was converted into 108,614 shares of Common Stock of the Company at the fair value of the closing stock price calculated as of June 15, 2015 ($0.14). On July 1, 2015, Mr. Frye delivered his executed paperwork to the Company.

Warrants Issued for Services

The Company issued no warrants in the six months ending June 30, 2015, and there were 2,307 warrants outstanding with a weighted average exercise price of $260 at June 30, 2015.

The following table summarizes the warrant activity for the six months ended June 30, 2015:

	Warrants Outstanding
		Weighted
		Average
	Number of	Exercise
	Shares	Price
Balance, December 31, 2014	1,002,307	$259
Granted	-	$-
Exercised	-	-
Expired/Cancelled	(1,000,000)	(2)
Balance, June 30, 2015	2,307	$260
Exercisable at June 30, 2015	2,307	$260

The range of exercise prices and the weighted average exercise price and remaining weighted average life of the warrants outstanding at June 30, 2015 were $130 to 390.00, $260 and .51 years, respectively. The aggregate intrinsic value of the outstanding warrants at June 30, 2015 was $0.

F-16

NOTE 11. PURCHASE OF THE GAMING LICENSE

On April 4, 2015, the Company entered into a Securities Purchase Agreement (the “Agreement”) and Promissory Note (the “Note”) with H y H Investments, S.A. (the “Seller”) for the purchase of all outstanding securities of El Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) whose sole asset consists of a license to operate 80 gaming machines in two cities on the Honduras mainland and 160 gaming machines in Roatan, the largest of the bay islands of Honduras. The total purchase price for the license was Ten Million Dollars ($10,000,000) payable in the form of a Promissory Note (the “Note”). Upon the signing of the Agreement and Note, the $100,000 funds in escrow were paid to the Seller under the terms of the Note. The Company owes no further obligation under the terms of the Note until April 6, 2016, at which time $900,000 is due to the Seller, payable in the form of cash or shares of common stock of the Company. If the Seller elects to convert such payment or a portion of such payment into shares, the value of the shares will be assessed as the average closing price of the common stock of the Company for the five trading days immediately preceding April 6, 2016. The remaining balance under the Note is payable up to $2,500,000 per year thereafter through March 31, 2021 by either cash payments or by a revenue-share of 25% of the net revenues received by EMBM during such time period. In the event that Seller has not received the full amount due on or before March 31, 2021, such amount due may be payable via the issuance of the Company’s shares of common stock at the average closing price of the Company’s common stock for the five trading days immediately preceding March 31, 2021. Beginning on or after April 17, 2017, payments tendered in the Company’s common stock may be repurchased by the Company given the Seller’s approval. The Seller agreed to waive interest payments of 3.85% per annum, due in monthly installments, in exchange for a sub-license granting the Seller usage of twenty-five (25) machines in the municipality of Roatan.

On June 30, 2015, the Company amended the Note and SPA to reflect a due date of April 6, 2016 in conjunction with the first payment of Nine Hundred Thousand Dollars ($900,000), which is due in either cash, stock, or 25% of the net revenues of EMBM’s operations. The Note was also amended to reflect the current purchase price owed was reduced to $9,900,000, which deducts the $100,000 non-refundable deposit tendered on April 6, 2015. See Note 9. The Company will record the asset and liability in accordance with generally accepted accounting principles upon the effective date of the amended SPA and Note.

NOTE 12. SUBSEQUENT EVENTS

Common Shares Issued to Individual

On July 27, 2014, the Company issued 2,500 restricted shares via a notice of issuance of stock to an individual for his preparation and assistance in the Company’s preparation of financial statements for the year ended December 31, 2013.

Summary of Transactions with Tarpon Bay Partners, LLC

On July 14, 2015, we entered into an Equity Purchase Agreement (the "Purchase Agreement" or “Equity Line”) and Registration Rights Agreement (the “Registration Agreement”) with Tarpon Bay Partners LLC (“Tarpon”) whereby Tarpon is obligated, providing the Company has met certain conditions, including the filing of a Form S-1 Registration Statement for the shares to be acquired, to purchase up to $5,000,000 of the Company’s common stock at the rates set forth in the Purchase Agreement. In conjunction with the Equity Line, the Company issued a promissory note to Tarpon for $50,000, due on January 31, 2016, with 10% interest per annum as consideration for transaction costs incurred by Tarpon. The $50,000 of transaction costs will be treated as a reduction in additional paid-in capital since the transaction costs relate to equity financing.

F-17

The Purchase Agreement has a term of two-years (the "term") and may be terminated sooner by the Company or if Tarpon has purchased a total of $5,000,000 of the Company's common stock before the expiration of the term. During the term of the Purchase Agreement, the Company may at any time deliver a "Put Notice" to Tarpon thereby requiring Tarpon to purchase a certain dollar amount (the "Investment Amount") in exchange for a portion of the Shares (the "Put"), determined by an estimated amount of Shares equal to the investment amount indicated in the Put Notice divided by the closing bid price of the Company's common stock on the trading day (the "Closing Price") immediately preceding the date the Put Notice was given (the "Put Date"), multiplied by one hundred twenty-five percent (125%) (the "Estimated Put Shares"). On the trading date preceding the delivery date of such Shares, Tarpon shall deliver payment for the Shares equal to the Company's requested Investment Amount.

Subject to certain restrictions, the purchase price for the Shares is equal to ninety percent (90%) of the lowest closing bid price, quoted by the exchange or principal market Company's Common Stock is traded on, on any trading day during the ten (10) trading days immediately after the date the Company delivers to Tarpon a Put Notice in writing requiring Tarpon (the "Valuation Period") to purchase the applicable number of Shares of the Company, subject to certain terms and conditions of the Purchase Agreement. In the event the number of Estimated Put Shares initially delivered to Tarpon is greater than the Put Shares purchased by Tarpon pursuant to such Put Notice, then immediately after the Valuation Period Tarpon shall deliver to the Company any excess Estimated Put Shares associated with such Put Notice. If the number of Estimated Put Shares delivered to Tarpon is less than the Put Shares purchased by Tarpon pursuant to a Put Notice, then immediately after the Valuation Period the Company shall deliver to Tarpon the difference between the Estimated Put Shares and the Put Shares issuable pursuant to such Put Notice.

The number of Shares sold to Tarpon shall not exceed the number of such Shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Tarpon, would result in Tarpon owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Tarpon may not execute any short sales of the Company's common stock. Further, the Company has the right, but never the obligation to draw down on the total of $5,000,000. The Purchase Agreement also contains other customary and standard provisions.

Convertible Note to EMA Financial, LLC

On July 14, 2015, (the "Note Issuance Date"), the Company entered into a Securities Purchase Agreement (the "SPA") with EMA Financial, LLC ("EMA"), whereby EMA agreed to invest $156,500 (the "Note Purchase Price") in our Company in exchange for a convertible promissory note (the "Note"). The Company netted $135,000 after brokerage and legal fees. Additionally, the Company is required to issue to EMA 100,000 shares of Common Stock of the Company within three days following the closing date as a loan fee. Pursuant to the SPA, on July 14, 2015, we issued a convertible promissory note (the "Note") to EMA, in the original principal amount of $156,500 (the "Note Purchase Price"), which bears interest at 12% per annum. All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is July 14, 2016 (the "Note Maturity Date"). EMA may extend the Note Maturity Date by providing us with written notice at least five days before the Note Maturity Date. However, EMA may only extend the Note Maturity Date for up to an additional one-year period. Any amount of principal or interest that is due under the Note, which is not paid by the Note Maturity Date, will bear interest at the rate of 24% per annum until it is paid (the "Note Default Interest").

F-18

The Note is convertible by EMA into shares of our common stock at any time ending on the date which is six (6) months following the Issue Date ("Prepayment Termination Date"). At any time before the Prepayment Termination Date, the Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to EMA of this Note, to prepay the outstanding balance on this Note (principal and accrued interest), in full. The conversion price is the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 60% of the lowest sale price for the Common Stock on the Principal Market during the 20 consecutive Trading Days immediately preceding the Conversion Date. EMA does not have the right to convert the Note into Common Stock if such conversion would result in EMA's beneficial ownership exceeding 4.9% of our outstanding Common Stock at that time.

We agreed to reserve an initial 8,000,000 shares of Common Stock for conversions under the Note (the "Initial Reserve"). We also agreed to adjust the Initial Reserve to ensure that it always equals at least four times the total number of Common Stock that is actually issuable if the entire Note is converted.

EMA's rights under the Note will generally remain protected, and our obligations under the Note will be assumed by any successor or acquiring entity if applicable, if we effectuate a merger, consolidation, exchange of shares, recapitalization, reorganization, or other comparable event in which our outstanding Common Stock changes into a different amount or class, or if we sell or transfer all or substantially all of our assets (each a "Material Event"). We agreed to give at least 15 days prior written notice to EMA before a special meeting of our shareholders regarding a Material Event, or if no meeting is applicable, our closing of the Material Event.

In the event that we issue securities, or rights to purchase securities, on a pro rata basis to our Common Stock shareholders (the "Purchase Rights"), we agreed to calculate EMA's pro rata portion under the Purchase Rights as if EMA had fully converted the Note immediately before we offered the Purchase Rights.

All amounts due under the Note become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our sale of all or substantially all of our assets, (ii) our failure to pay the amounts due at maturity, (iii) our failure to issue shares of Common Stock upon any conversion of the Note, (iv) our breach of the covenants, representations or warranties under the Note, (v) our appointment of a trustee, (vi) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vii) our liquidation, (viii) the filing of a bankruptcy petition by us or against us, (ix) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (x) the delisting of our Common Stock from the OTCQB or equivalent exchange, (xi) a restatement of our financial statements for any period from two years prior to the Note Issuance Date until the Note has been paid in full, or (xi) our effectuation of a reverse stock split without 20 days prior written notice to EMA. We are required to pay the Default Sum, which is defined in the Note, depending on the event of default that has occurred.

The embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, “Derivatives and Hedging”, the Company will recognize the fair value of the embedded conversion features as a derivative liability when the note becomes convertible.

Settlement Agreement with Birch First Capital Fund, LLC and Birch First Advisors LLC

On July 23, 2015, the Company and Birch First Capital Fund LLC (“Birch First Capital”), a Delaware limited liability company and Birch First Advisors LLC, a Delaware limited liability company (“Birch Advisors”), executed a Settlement and Stipulation Agreement (the “Settlement Agreement”) dated July 21, 2015, pursuant to which the parties agreed to fully resolve and dismiss, with no liability admitted or deemed to be admitted by any party, any and all claims that have been, or could have been, raised in the outstanding litigation between the parties (the “Litigation”).

F-19

Amended and Restated Note with Birch First Capital

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company executed an amended and restated convertible debenture (the “Amended and Restated Note”) dated July 21, 2015 in the total amount of $300,000 bearing two percent (2%) interest per annum for a period of two years for the benefit of Birch First Capital. Pursuant to the terms of the Amended and Restated Note, $75,000 of the principal balance would be immediately converted at $0.10 per share for a total of 750,000 shares of the Company’s Common Stock issued within five (5) days from the date of execution of the Settlement Agreement. The remaining $225,000 in principal and interest of the Amended and Restated Note will be convertible on a quarterly basis in the amount of $37,500 into shares of the Company’s Common Stock at a share price equal to the lesser of $0.10 per share, or fifty percent (50%) of the three (3) intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment, under certain terms and conditions set forth in the Amended and Restated Note.

Consulting and Advisory Agreement with Birch Advisors, LLC

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company, executed a new Consulting and Advisory Agreement (the “Agreement”) dated July 21, 2015 with Birch Advisors, LLC (“Consultant”) for a period of twenty-four (24) months to commence upon the execution date of the signed Agreement, payable in the form of a convertible debenture (“New Note”) in the amount of $300,000 at two percent (2%) interest per annum for a period of two years. Pursuant to the Agreement, Consultant shall be paid $37,500 each quarter in the form of a reduction of the outstanding principal balance of the New Note, convertible into shares of the Company’s Common Stock at a share price equal to the lesser of $0.10 per share or a twenty-five (25%) discount of the three (3) intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment.

The Consultant will perform advisory and consultation services to the Company, including, but not limited to, assisting Company’s management with general corporate operations, business development strategies, marketing and business plans, SEC compliance and advising the Company on other ad-hoc matters as appropriate. Pursuant to the terms of the Agreement, the Company shall have the right to terminate this Agreement for Cause at any time upon sixty (60) days written notice to the Consultant. The Consultant shall have the right to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities for payment of fees as set forth in this Agreement. The parties agree that either the Company or Consultant may request a quarterly review by a designated third party reviewer, whom shall determine if the Company has the right to terminate the Agreement earlier for non-performance by the Consultant. The Agreement also contains other customary and standard provisions.

Pay-off of the Convertible Debenture Promissory Note due to Iconic Holdings, LLC

On March 16, 2015, the Company entered into a Note Purchase Agreement for a Convertible Debenture Promissory Note (hereafter “Iconic Note”) in the amount of $120,000 (net $100,000 after Original Issuance Discount and Fees) with Iconic Holdings, LLC (hereafter “Iconic”). Pursuant to the Note, the Company could repay the Note at any time on or before 180 days from March 16, 2015 pursuant to a prepayment schedule as displayed in the table below. See Note 8.

Period After Effective Date (March 16, 2015)	Period Date Range				Total Repayment Amount
1-30 days	March 16	-	April 15	2015	$129,000
31-60 days	April 16	-	May 16	2015	$138,000
61-90 days	May 17	-	June 14	2015	$144,000
91-120 days	June 15	-	July 14	2015	$150,000
121-180 days	July 15	-	September 12	2015	$156,000

In July 2015, the Company and Iconic began negotiating on a reduced cash payment to retire the Iconic Note. Upon negotiation, Iconic accepted the Company’s offer to accept a reduced payment of $135,000 to settle the Iconic Note in full, which was a $21,000 reduction in the amount that the Company was obligated to repay pursuant to the repayment schedule. The Company used the full proceeds of EMA’s Convertible debenture to repay the Iconic Note upon Iconic’s acceptance of the Company’s offer. No interest was accumulated under the Iconic Note. As of July 27, 2015, Iconic had deposited the Company’s check payment in satisfaction of the debt, thereby retiring the Iconic Note in full and eliminating the Company from any further obligation pursuantly.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Elite Data Services, Inc. and Subsidiaries,

We have audited the accompanying consolidated balance sheets of Elite Data Services, Inc. and subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2014 and 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elite Data Services, Inc, formerly Dynamic Energy Alliance Corporation and subsidiaries as of December 31, 2014 and 2013, and the results of its operations and cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $8,825,176 and continues to experience losses. These considerations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which contemplates the raising of additional loan and/or equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 15, 2015

F-21

ELITE DATA SERVICES, INC.

(Formerly DYNAMIC ENERGY ALLIANCE CORPORATION)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$659	$2,884
Prepaid expense	820,882	-
Total Assets	821,541	2,884

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$606,221	$313,202
Line of credit payable	151,000	151,000
Loans from a related party	139,029	37,424
Loan payable	13,325	-
Contingent consideration payable	566,212	906,574
Total Current Liabilities	1,475,787	1,408,200

LONG TERM DEBT:
Note payable, related party	587,564	-
	2,063,351	1,408,200
STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 10,000,000 shares Series A authorized; issued and outstanding 0, respectively	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; issued and outstanding 19,219,070 and 150,488, respectively	1,922	15 (1)
Stock subscriptions	-	155,000
Additional paid-in capital	7,581,444	4,907,380
Deficit accumulated	(8,825,176)	(6,467,711)
Total Stockholders’ Deficit	(1,241,810)	(1,405,316)
Total Liabilities and Stockholders’ Deficit	$821,541	$2,884

(1) On the effective date of the reverse split, all outstanding shares of the Company’s common stock were converted at the reverse split ratio of 1 for 1,300. This has been presented on a retroactive basis in the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-22

ELITE DATA SERVICES, INC.

(Formerly DYNAMIC ENERGY ALLIANCE CORPORATION)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2014	2013

REVENUES	$15,015	$-

OPERATING EXPENSES
Project development costs	29,139	21,999
Consulting services	43,840	261,536
Investor relations	75,274	-
General and administrative	182,871	147,434
Total Operating Expenses	331,124	430,969
LOSS FROM OPERATIONS	(316,109)	(430,969)

OTHER INCOME (EXPENSE):
Impairment of intangible assets	(589,041)	-
Loss on extinguishment of debt	(1,361,448)	-
Interest expense – related party	(58,842)	(41,185)
Interest expense - other	(32,025)	-
Total Other Expense	(2,041,356)	(41,185)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,357,465)	(472,154)
PROVISION FOR INCOME TAX (BENEFIT)	-	-

NET LOSS	$(2,357,465)	$(472,154)

Basic and Diluted Per Share Data:
Net Loss Per Share - basic and diluted	$(0.14)	$(5.70)

Weighted Average Common Shares Outstanding:
Basic and diluted (1)	16,393,316	85,640 (1)

(1)     On the effective date of the reverse split, all outstanding shares of the Company’s common stock were converted at the reverse split ratio of 1 for 1,300. This has been presented on a retroactive basis in the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-23

ELITE DATA SERVICES, INC.

(Formerly DYNAMIC ENERGY ALLIANCE CORPORATION)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares (1)	Amount	Receivable	Capital	Deficit	Deficit
Balance, December 31, 2012	8,811	$1	63,486	$2	$-	$4,389,052	$(5,995,557)	$(1,606,502)
Issuance of warrants	-	-	-	-	-	140,000	-	140,000
Issuance of preferred stock	-	-	-	-	-	40	-	40
Cashless conversion of warrants to common stock	-	-	385	-	-	-	-	-
Conversion of warrants to common stock	-	-	16,923	1	-	298,299	-	298,300
Forgiveness of debt by former CEO	-	-	-	-	-	80,000	-	80,000
Issuance of common stock in exchange for preferred stock	(9,113)	(1)	70,032	2	-	(1)		-
Subscription agreements	-	-	-	-	155,000	-	-	155,000
Effect of reverse stock split		-	(320)	-	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(472,154)	(472,154)
Balance, December 31, 2013	-	$-	150,488	$15	$155,000	$4,907,380	$(6,467,711)	$(1,403,316)
Rounding adjustment	-	-	38	-	-	-	-	-
Common stock issued for debt conversion	-	-	3,403,620	340	-	1,701,470	-	1,701,810
Common stock issued for services	-	-	750,000	75	-	374,925	-	375,000
Warrants issued	-	-	-	-	-	522,684	-	522,684
Shares issued for intangible assets	-	-	14,765,000	1,477	-	-	-	1,477
Subscription agreements exercised	-	-	150,000	15	(75,000)	74,985	-	-

Subscription agreements not exercised	-	-	-	-	(80,000)	-	-	(80,000)

Net loss for the year	-	-	-	-	-	-	(2,357,465)	(2,357,465)
Balance, December 31, 2014	-	$-	19,219,070	$1,922	$-	$7,581,444	$(8,825,176)	$(1,241,810)

(1)

On the effective date of the reverse split, all outstanding shares of the Company’s common stock were converted at the reverse split ratio of 1 for 1,300. This has been presented on a retroactive basis in the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-24

ELITE DATA SERVICES, INC.

(Formerly DYNAMIC ENERGY ALLIANCE CORPORATION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(2,357,465)	$(472,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of intangible assets	598,041	-
Loss on extinguishment of debt	1,361,448	-
Non-cash consulting expenses	35,274	40
Warrants issued for services	41,528	140,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	213,019	69,435
Income taxes payable	-	(1,750)
Loans payable to related parties	-	30,922
Net cash used in operating activities	(117,155)	(237,507)

FINANCING ACTIVITIES:
Proceeds from subscription agreements	-	155,000
Proceeds from notes payable	13,325	-
Proceeds from related parties	101,605	80,799
Net cash received from financing activities	114,930	235,799
NET (DECREASE) INCREASE IN CASH	(2,225)	2,292
CASH BEGINNING OF THE YEAR	2,884	592
CASH END OF THE YEAR	$659	$2,884

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$-	$-
Interest paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock in connection with the purchase of Classifiedride.com	$1,400	$-
Issuance of common stock in connection with the purchase of Autoglance, LLC	$77	$-
Issuance of common stock for conversion of debt	$1,701,810	$-
Note payable for the purchase of classifiedride.com (NOTE 4)	$587,564	$-
Issuance of common stock for Investor relations service	$375,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-25

ELITE DATA SERVICES, INC.

(Formerly DYNAMIC ENERGY ALLIANCE CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Overview

Elite Data Services, Inc. (hereinafter the “Company”, “Our”, “We” or “Us”) is a technology Company whose software applications are developed to market and advertise assets that the Company owns and controls. Currently, we have been focused on the development of our automotive platforms and have begun expanding into the hospitality and gaming arena, focalizing our efforts on the island of Roatan, the largest of the bay islands of Honduras. On April 6, 2015, we acquired a gaming distribution license for two cities on the Honduras mainland and Roatan, the largest of the bay islands. The Company will be focusing on implementing gaming machines and continue to use its existing platform technologies to maximize its revenue under its business plan. –See NOTE 9.

History

Elite Data Services, Inc. changed its name from Dynamic Energy Alliance Corporation on November 4, 2013. Prior to that, we were formerly Mammatech Corporation, and were incorporated in the State of Florida on November 23, 1981 under the name Mammathetics Corp. From 1981 through the first quarter of 2011, the Company’s business was that of a marketer of tumor detection equipment.

Merger Acquisition by way of Share Exchange

On March 9, 2011, the Company effectively completed a merger transaction whereby it entered into a Share Exchange Agreement (“SEA”) with DEDC, becoming a wholly-owned subsidiary of the Company. The share transactions to complete the merger transaction are hereinafter collectively referred to as the “Merger.” All costs incurred in connection with the Merger have been expensed. In addition, the director and officer of the Company was replaced by the directors and officers of DEDC. Following the Merger, the Company abandoned its prior business and concurrently adopted DEDC’s business plan in the recoverable energy sector. In connection with this, the Company planned to develop, commercialize, and sell innovative technologies relating to the energy sector.

History of Transformation Consulting, Inc.

In conjunction with the acquisition of DEDC, the Company acquired Transformation Consulting (‘TC”), a wholly-owned subsidiary of DEDC. TC provides business development, marketing, and administrative consulting services. Through a January 2010 management services and a related agency agreement (“Agency Agreement”), TC received revenues from a related party based on billings received from TC’s direct consumer membership club products that were transferred to the related party under the Agency Agreement.

In March 9, 2011, DEDC acquired all of the outstanding shares, of TC pursuant to a Stock Purchase Agreement between a former director of the Company (“the Director”) and DEDC, dated February 25, 2011 and Amendments No. 1, 2 and 3 to Stock Purchase Agreement, dated December 30, 2011, March 31, 2012 and September 26, 2012, respectively. The purchase price for the Shares was $2,000,000, payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price. Under the original agreement (which is not currently in effect to date), if TC’s gross revenues during the two years following the closing were less than $2,000,000, then the purchase price for the shares would be reduced to the actual revenue received by TC during the two year period. If TC’s revenues during the same two year period exceed $2,000,000, then the purchase price for the shares would be increased by one-half of the excess revenues over $2,000,000 (“contingent consideration”). At the time of the acquisition, TC had minimal tangible assets and the entire $2,000,000 purchase price was allocated to a customers’ list intangible asset.

F-26

Through December 31, 2012, TC’s gross revenues under the Stock Purchase Agreement totaled approximately $2,000,000. Through December 31, 2012, payments of the purchase price, net of refunds, totaled $984,638. At December 31, 2012 and 2013, the contingent consideration payable was $1,015,362 and $906,574, respectively. Under an amended payment schedule, the contingent consideration owing was due December 15, 2012. Under this original agreement, the Company needed funding to fulfill its financial obligations and was in default for non-payment.

Habanero Properties Purchase of Controlling Ownership of Company

On September 30, 2013 Habanero Properties LTD entered into an Assignment and Assumption Agreement with Harvey Dale Cheek, and Charles R. Cronin, Jr. (the “Assignment”). Pursuant to the Assignment, Habanero Properties LTD acquired 102,693,795 shares of Common Stock equal to 52.38% of the Company. As a result of the acquisition of these shares pursuant to the Assignment, a change of control of the Company occurred and Habanero Properties LTD became a majority shareholder.

Additionally, on September 30, 2013, the Company entered into a series of repurchase agreements (the “Repurchase”) with each of the holders of its Series A Convertible Preferred Stock. The Company entered into the Repurchase in order to eliminate future dilutive issuances as a result of the make good provisions in the Company’s Series A Preferred Stock. By entering into the Repurchase, the Company was also able to reduce its convertible share exposure by 33% and eliminate the 75% override control held by the Series A Preferred Stock holders. In exchange for the Repurchase, each of the Series A Preferred Stock holders were issued common stock in the Company based on a weighted average conversion rate of 67% of the conversion rate owed to each of the Series A Preferred Stock holders pursuant to the current terms of the Series A Preferred Stock.

Pursuant to the terms of the Repurchase, the following individuals were issued shares of common stock in exchange for the repurchase of their Series A Preferred Stock. The issued 91,042,112 shares of common stock to the Preferred Holders set forth in the table below based on a weighted average conversion rate of 67% of the conversion rate owed to Preferred Holders pursuant to the current terms of the Series A Preferred Stock. A total of 91,041,112 shares of Common Stock of the Company were issued pursuant to the Repurchase. The Repurchase shares were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Name	Shares of Common Stock
Charles R. Cronin Jr.	54,953,990
James Michael Whitfield	15,094386
Harvey Dale Cheek	17,725,860
Dr. Earl Beaver	3,267,876
TOTAL	91,042,112

On September 30, 2013, in connection with the acquisition by Habanero Properties of approximately 52.38% of the issued and outstanding shares of common stock of the Company, each of the Officers and Directors of the Company tendered their resignation, with the understanding that such resignation would be effective immediately for the Officers. Immediately prior to tendering their resignation, the Board of directors unanimously approved the appointment of three new Officers and three new Directors effective immediately.

Additionally, on September 30, 2013, the Board of Directors of the Company voted to adopt a new set of bylaws for the Company. The new bylaws became effective immediately upon adoption. As the market for high end financing suffered due to the downtown in the economy, the Company’s prior management assessed the future of the Company for acquisitions relating to TC’s marketing and advertising strategies.

F-27

During this period, the Board of Directors assessed DEDC’s business plans and progress in order to determine the feasibility of going forward on DEDC’s business plan and determined conclusively it was not in the Company’s best interest based on past operations and significant reliance on external financing. The Company then concentrated on the marketing and advertising solutions under its TC business model that had generated the most revenue for the Company in the past. Since September 30, 2013, the Company focused on TC’s business model involving advertising and marketing services.

Related Party Transactions with Baker Myers & Associates, LLC

On January 13, 2014, the Company entered into an asset purchase agreement with Baker Myers and Associates, LLC (“Baker Myers LLC”) to acquire www.classifiedride.com, an online selling and buying platform for automotive markets. As consideration for the sale, the Company entered into a promissory note for $3,000,000 with an interest rate calculated at $17,500 per month and issued 14,000,000 shares of the Company’s common stock. Ms. Myers is the sole managing member of Baker Myers LLC and currently serves the Company as both an Officer and Director. At June 30, 2014, the carrying value of the asset was reduced pursuant to the transaction being made by a related party under GAAP ASC 805-50-30, thereby reducing the value of the asset by $2,412,436. As a result, the Baker Myers note was restated such that the principal amount was reduced to $587,564 and interest re-calculated from the contract date based on the reduced principal balance of the note.

Launched to the public in February 2012, ClassifiedRide provides a classified listing platform where users list their vehicle, truck, boat (i.e. anything that has a motor) to the Company’s website (either by free or paid listing options). The main premise of the website is to aid the private seller in selling or trading their vehicle. The Company, in turn, then works as the community leader to establish relationships between buyers and sellers using social media platforms and consumer customer support incentives. These relationships are used to generate revenue from private sellers, dealerships, affiliate lead providers, and third party advertisers. The Company has currently been in the process of implementing some coding changes and debugging its interface. – See NOTE 4.

On January 15, 2014, the Company entered into an Asset Purchase Agreement with Baker Myers LLC for 51% of the membership interest of Autoglance, LLC, a Tennessee Limited Liability Company, and with it majority control over all owned assets of Autoglance, LLC, including the website www.autoglance.com (collectively “Autoglance”) for 765,000 shares of the Company’s common stock as consideration. Autoglance is a search engine of used cars that prioritizes and compares inventory in individualized markets by displaying the best deals first while hiding listings that are older, more expensive, and have more mileage. More specifically, Autoglance’s algorithm groups vehicles of the same make and model per demographic area to determine the best price based on the market value of the vehicle. Vehicles that are deemed worse deals are hidden from the user. The user can easily see hidden cars if he/she wishes by the click of a button. -- See NOTE 4.

Securities Purchase Agreement and Promissory Note with H y H Investments, S.A.

The Company entered in an Option Purchase Agreement with H y H Investments, S.A. (“H y H”) on November 30, 2014, giving the Company the option to purchase Inversiones Turisticas Gaming Unlimited S.A., a Honduras corporation whose sole assets consisted of a casino license with five tables and one hundred and fifty gaming machines for use in the municipality of Roatan. On January 12, 2015, the Company entered into an amended option purchase agreement, which extended the option date to February 28, 2015. The Company did not choose to exercise the option, in part, because of a potential gaming distributor license that H y H had available that aligned more fluently with the Company’s business model.

On April 6, 2015, the Company acquired a distributor license to operate gaming machines from H y H for select cities in Honduras and Roatan, the largest of the bay islands. Pursuantly, the Company entered into a Securities Purchase and Promissory Note with H y H Investments, S.A to acquire all of the capital stock of its Honduras corporation, whose sole assets consist of a license to operate a total of Three Hundred and Twenty (320) gaming machines distributable at Eighty (80) machines each for the cities of La Lima and Trujillo (located on the Honduras mainland), and One Hundred and Sixty (160) gaming machines distributable in the bay island of Roatan. -- See NOTE 9.

F-28

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Dynamic Energy Development Corporation (DEDC), which is inactive and Transformation Consulting (TC), which is also inactive. All significant inter-company accounts have been eliminated in consolidation.

NOTE 2. GOING CONCERN

Since inception, the Company has a cumulative net loss of $8,825,176. The Company currently has only limited working capital with which to continue its operating activities. The amount of capital required to sustain operations is subject to future events and uncertainties. The Company must secure additional working capital through loans, sale of equity securities, or a combination, in order to implement its current business plans. There can be no assurance that such funding will be available in the future, or available on commercially reasonable terms favorable to the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Prior management continued to manage its costs for 2014 to ensure appropriate funding is on hand for its operation.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its subsidiaries, Dynamic Energy Development Corporation and Transformation Consulting, Inc. All intercompany balances and transactions have been eliminated.

Reclassifications

Certain reclassifications have been made in Statement of Operations during the year ended December 31, 2014. These reclassifications impacted the classification of certain items within the Statement of Operations: relating to classification of consulting expenses and project development costs. The reclassifications had no impact on previously reported total operating expenses, net loss, or stockholders' equity.

Valuation of Intangible Assets and Note Payable to Related Party

The Company’s intangible asset value and note balance to a related party were reduced to the appropriate carrying value of $587,564 as of June 30, 2014. An impairment loss of $589,041 has been charged to intangible assets since the fair value is less than the carrying amount as of the year end. As of December 31 2014, the intangible assets carrying value is $0.

Development Costs

Development costs are expensed in the period they are incurred unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. For the years ended December 31, 2014 and 2013, total development costs amounted to $29,139 and $21,999, respectively. At December 31, 2014 and 2013, the Company had no deferred product development costs.

F-29

Cash

Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less at the date of purchase. At December 31, 2014 and 2013, the Company had no cash equivalents.

Financial Instruments and Concentration of Risk

The fair values of financial instruments, which include cash, accounts payable and accrued liabilities and convertible notes, were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments. Management does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.

Impairment of Long-Lived Intangible Assets

We review our long-lived assets, including intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related assets or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made. Intangible assets not subject to amortization are tested annually for impairment and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. These tests were performed for the year ended December 31, 2014 and an impairment loss of $589,041 has been charged to intangible assets since the fair value is less than the carrying amount as of the year end.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with the FASB ASC Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	inpuinputs to the valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's cash, accounts payable, and accrued expenses approximate carrying value because of the short-term nature of these items.

Management believes it is not practical to estimate the fair value of loan to related parties because the transactions cannot be assumed at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

F-30

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC Section 605-10-S99, Revenue Recognition, Overall, SEC Materials ("Section 605-10-S99"). Section 605-10-S99 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.

Loss Per Common Share

Basic loss per common share (“EPS”) is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The number of common shares that are exercisable or converted into common stock is not material to effect diluted EPS results. Further, since the Company shows losses for the periods presented basic and diluted loss per share are the same for all periods presented. As of December 31, 2014 and 2013, there were no outstanding dilutive securities.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted the accounting standards codified in ASC 740, Income Taxes as of its inception. Pursuant to those standards, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not that it will utilize the net operating losses carried forward in future years.

ASC 740-10-25 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. An entity may only recognize or continue to recognize tax positions that meet a "more likely than not" threshold. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company does not have any unrecognized tax benefits as of December 31, 2014 and 2013 that, if recognized, would affect the Company's effective income tax rate. The Company's policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of December 31, 2014 and 2013.

Common Share Non-Monetary Consideration

In situations where common shares are issued and the fair value of the goods or services received is not readily determinable, the fair value of the common shares is used to measure and record the transaction. The fair value of the common shares issued in exchange for the receipt of goods and services is based on the stock price as of the earliest of the date at which:

i.	the counterparty’s performance is complete;

ii.	commitment for performance by the counterparty to earn the common shares is reached; or

iii.	the common shares are issued if they are fully vested and non-forfeitable at that date.

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Stock-Based Compensation

On December 1, 2005, the Company adopted the fair value recognition provisions codified in ASC 718, Compensation-Stock Compensation. The Company adopted those provisions using the modified-prospective-transition method. Under this method, compensation cost recognized for all periods prior to December 1, 2005 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of November 30, 2005, based on the grant-date fair value and b) compensation cost for all share-based payments granted subsequent to November 30, 2005, based on the grant-date fair value. In addition, deferred stock compensation related to non-vested options is required to be eliminated against additional paid-in capital. The results for periods prior to December 1, 2005 were not restated.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from parties other than employees in accordance with ASC 505, Equity. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the counterparty.

Share Purchase Warrants

The Company accounts for common share purchase warrants at fair value in accordance with ASC 815, Derivatives and Hedging. The Black-Scholes option pricing valuation method is used to determine fair value of these warrants. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the warrants and risk-free interest rates.

Recently and Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for transfer of promised goods or services to customers. ASU-2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The amendments in this update also require disclosure of sufficient information to allow users to understand the nature, amount, timing and uncertainty of revenue and cash flow arising from contracts. ASU-2014-09 is effective for annual and interim reporting periods beginning after December 15, 2016, using one of two retrospective application methods. Early application is not permitted. The Company is currently evaluating the effect that the adoption of ASU 2014-09 will have on the Company’s consolidated financial statements.

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In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (Subtopic 205-40), which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation has only been an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. The Company does not expect the adoption of this amended guidance to have a significant impact on its Consolidated Financial Statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC during the current reporting period did not, or are not, believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 4. RELATED PARTY TRANSACTIONS AND AMOUNTS OWING

Myers - LOC

The principle amount due Sarah Myers (director and executive officer of the Company, the related party) at December 31, 2014 and December 31, 2013 was $139,029 and $37,424, respectively, represents an unsecured promissory note and addendums (“Myers – LOC”). These amounts are unsecured and bear interest at the rate of 12% per annum. The Myers – LOC has been amended to be due and payable on December 31, 2015. The accrued interest under the Myers – LOC as of December 31, 2014 and 2013 was $18,562 and $3,924, respectively.

January 13, 2014 Agreement - ClassifiedRide

On January 13, 2014, the Company entered into an asset purchase agreement with Baker Myers and Associates, LLC (“Baker Myers”) to acquire certain assets including, www.classifiedride.com, an online classified listing website where private sellers can buy, sell, and trade their vehicle. Ms. Myers is the managing member and sole owner of Baker Myers, and also serves as an Officer and Director of the Company. As consideration for the sale, the Company entered into a promissory note for $3,000,000 with an interest rate of 7% per annum and issued 14,000,000 shares of the Company’s common stock. At June 30, 2014, the carrying value of the assets was reduced pursuant to the transaction being made by a related party under GAAP ASC 805-50-30, thereby reducing the value of the asset by $2,412,436 to $587, 564. As a result, the Baker Myers note was restated such that the principal amount was reduced to $587, 564, the interest rate was set at 8% per annum, and interest re-calculated from the contract date based on the reduced principal balance of the note. At December 31, 2014, the note balance and accrued interest was $587,487 and $44,203, respectively.

January 15, 2014 Agreement – Autoglance

On January 15, 2014, the Company entered into an Agreement with Baker Myers for 51% of the membership interest of Autoglance, LLC, a Tennessee Limited Liability Company, and with it majority control over all owned assets of Autoglance, LLC, including the website www.autoglance.com (collectively “Autoglance”) for 765,000 shares the Company’s common stock as consideration.

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Contingent Consideration Payable

Pursuant to Stock Purchase Agreement between a former director of the Company (“the Director”) and DEDC, dated February 25, 2011 and Amendments No. 1, No. 2 and No. 3 to Stock Purchase Agreement, dated December 30, 2011, March 31, 2012 and September 26, 2012, respectively, DEDC acquired all of the outstanding shares, of Transformation Consulting, Inc. (“TC”). The purchase price for the shares was $2,000,000, payable from the gross revenues of TC, subject to the following contingent reduction or increase of the purchase price. If TC’s gross revenues during the two years following the closing was less than $2,000,000, then the purchase price for the shares would be reduced to the actual revenue received by TC during the two year period. If TC’s revenues during the same two year period exceed $2,000,000, then the purchase price for the shares would be increased by one-half of the excess revenues over $2,000,000 (“contingent consideration”).

TC’s revenues were primarily related to revenues received from an entity controlled by the Director (“related entity”) under a January 2010, Management Services and Agency Agreement (“Agency Agreement”). Under the Agency Agreement, TC received revenues based on billings received from certain of TC’s direct to consumer membership club products that were transferred to the related entity under the Agency Agreement. Pursuant to the Agency Agreement, TC agreed to (1) transfer to the related entity the ownership of certain TC current direct to consumer membership products upon TC receiving a total of $1,000,000 in revenues; (2) introduce the related entity to TC’s existing and potential vendors for use in managing the TC current programs on behalf of TC; and (3) have the related entity act as TC’s sales agent for new product sales. In consideration, TC receives all gross receipts of existing sales, less the related entity’s management fee of 20% of gross sales. Separately, TC and the related entity would each be entitled to 50% of new business sales. After total payments of $2,000,000 to TC from all related revenues under the Agency Agreement, the related entity would no longer be obligated to pay TC any further compensation.

Pursuant to the contingent consideration of $2,000,000 due to the Director from TC, all revenues generated by TC under the Agency Agreement were disbursed to the former Director. Contingent consideration is payable based on a payment schedule, as amended, as follows: 1) Payment one: the first $900,000 of gross revenues paid on receipt; and 2) Payment two: the next $115,944 of gross revenues paid at the later of 90 days of receipt or June 20, 2012. For the years ended December 31, 2013 and 2012, TC gross revenues totaled $-0- and $1,580,302, respectively. Through December 31, 2012, TC gross revenues under the TC Stock Purchase Agreement totaled approximately $2,000,000.

Through December 31, 2013, payments, net of refunds, made to Director under the TC Stock Purchase Agreement totaled $984,638. Part of the outstanding balance owed at the time of exercise of the warrants was offset towards the payment of the warrants exercised at their strike price and aggregated $108,788. As part of the Assignment and Assumption Agreement entered into by Charles Cronin, Harvey Dale Cheek and Habanero Properties dated September 30, 2013, TC assigned this debt to Habanero Properties. At December 31, 2014 and 2013, the contingent consideration payable is as follows:

	As of December 31, 2014	As of December 31, 2013
Contingent consideration due	$2,000,000	$2,000,000
Less payments, net of refunds, to Director	(984,638)	(984,638)
Payment of exercise of warrants	(449,150)	(108,788)
	$566,212	$906,574

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NOTE 5. NOTE PAYABLE

On April 14, 2014, the Company entered into a promissory note with Stephen Frye, former Chief Executive Officer, President, CFO, and Director of the Company, for $13,500. The principle amount due Mr. Frye as of December 31, 2014 was $13,325. These amounts are unsecured and bear interest at the rate of 12% per annum. The note is due and payable December 31, 2015. The accrued interest under the Note as of December 31, 2014 was $1,154. On December 6, 2014, Mr. Frye resigned as Chief Executive Officer, Chief Financial Officer, President, and Director of the Company.

NOTE 6. COMMITMENTS AND CONTRACTUAL OBLIGATIONS

Loans Payable Related Party

The amounts due to a related party at December 31, 2014 of $139,029, represents an unsecured promissory note (“Myers – LOC”) due to a shareholder and director of the Company. These amounts are unsecured and bear interest at 12% per annum and $18,562 interest is accrued at December 31, 2014. On December 31, 2014, the loan due date was extended to December 31, 2015.

Birch First Capital Fund, LLC

On August 16, 2013, Birch First Capital Fund, LLC and/or Birch First Capital Management, LLC (“Birch First”) filed a complaint against the Company in the 15th Judicial Circuit of Florida (2013 CA 012838) alleging breach of contract under a Line of Credit Agreement (LOC). At December 31, 2014, the disputed liability including accrued interest under the LOC, was $201,469. The principle balance of the LOC being $151,000 is classified as a line of credit and the related accrued interest at December 31, 2014, of $50,469 is classified in accrued liabilities. On September 5, 2013, the Company filed a response and counterclaim alleging a minimum of $200,000 damages to be accumulated at trial. In response, Birch First amended his original complaint to include breach of contract concerning a 2011 and 2013 Consulting Agreement, alleging $300,000 in unpaid fees. The Company does not recognize the consulting contracts currently under dispute as such agreements were not accounted for nor acknowledged by the former Board of Directors. On November 18, 2013, Birch brought a lawsuit in the 15th Judicial Circuit of Florida against Mr. Charles Cronin and Dr. Earl Beaver, naming the Company as a nominal defendant. A motion to dismiss was filed by the Company concerning this derivative lawsuit. As of the date of this report, both lawsuits are still pending as the Company and Birch engage in settlement negotiations. At this point in time, any amount or settlement is not determinable.

EraStar, Inc. Consulting Contract

The Company entered into an Investor Relations Consulting Agreement with EraStar Inc. (“EraStar”) for advisement purposes regarding the Company's current and proposed activities relating to, but not limited to, investor communications, public relations with shareholders, brokers, dealers,, and other investment professionals.. The duties of EraStar include, but are not limited to: advising, consulting and assisting the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategizing and introducing personnel to the financial community, assisting in establishing an image for the Company in the financial community, and assisting in creating the foundation for subsequent financial public relation efforts. As consideration for the services described in the Agreement, the Company has agreed to pay EraStar a one-time retainer of Twenty-Five Thousand Dollars ($25,000) within twenty (20) business days from the signing of the Agreement and Fifteen Thousand ($15,000) per month upon signing of the Agreement. The Company may issue stock in lieu of any cash payment if the Company is unable to fulfill their payment obligation. As consideration for the Agreement, the Company issued EraStar 500,000 shares of the Company’s common stock with Three Hundred Sixty-Nine Thousand Four Hundred and Forty-One (369,411) shares to be payable upon completion of the six month term absent a challenge of performance, and (b) warrant to purchase One Million (1,000,000) shares of Common Stock of the Company at an exercise price of $2.00 per share for a period of one year. Upon mutual consent by both the Company and the EraStar the Agreement will be extended for another six (6) months, and if extended the Company will issue to the EraStar Eight Hundred Sixty Nine Thousand Four Hundred Forty One (869,441) shares of the Company’s Common Stock within ten (10) business days thereafter.

Under the terms of the Agreement, the Company has the ability to challenge performance under the contract to an independent referee within certain timelines, which the Company initiated. Both EraStar and the Company have agreed to restructure the Agreement in which the Company intends to do in the upcoming quarter. The Company has issued the required 500,000 shares of Common Stock and has accrued the $40,000 in accrued liabilities, which consists of the $25,000 retainer and $15,000 monthly fee for December 2014.

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NOTE 7. CAPITAL STOCK

Authorized

The Company is authorized to issue 10,000,000 shares of preferred stock, having a par value of $0.0001per share, and 50,000,000 shares of common stock, having a par value of $0.0001 per share.

Forward Stock Split and Authorized Capital Stock

Effective September 15, 2011, by Articles of Amendment, the Company effected the following changes:

1)	forward split all outstanding shares of the Corporation’s common stock on a 3 for 1 basis. Accordingly, common share disclosure has been presented on a post split basis, except where noted.

2)

increased authorized capital stock to 500,000,000 shares, of which 300,000,000 shares shall be common stock, par value $0.00003, and 200,000,000 shares shall be preferred stock, par value $0.0001, and to give the Board of Directors the power to fix by resolution the rights, preferences and privileges of preferred stock.

On October 5, 2011, by approval of shareholders of the Company and the Florida Secretary of State, the authorized number of Series A Convertible Preferred Stock was changed to 50,000,000 shares from the previously authorized 200,000,000 shares of preferred stock. The Certificate of Designation for these shares provides among other rights and privileges the requirement that 75% of the outstanding Series A Convertible Preferred must give their prior consent, before the Company can elect members to the Board of Directors, issue any securities of the Company or affect any fundamental transaction (defined as acquisitions, mergers, sale or purchase of substantially all assets, etc.). The Company effectuated these amendments during the fourth fiscal quarter of 2011.

The shareholders of convertible preferred stock are voted equally with the shares of the Company’s common stock. Each share of the convertible preferred stock is convertible into two fully paid and non-assessable shares of common stock, subject to certain adjustments, as follows:

1)

During the period commencing on October 10, 2013 and terminating on October 10, 2015 (“the quarterly conversion period”), each holder of convertible preferred stock may elect to convert, on each March 31, June 30, September 30 and December 31 occurring during the quarterly conversion period, that number of shares of convertible preferred stock equal to 25% of the total number of shares of convertible preferred stock initially issued to such Holder into full paid and non-assessable shares of common stock; and

2)

After the quarterly conversion period, each Holder may elect to convert all or any portion of its shares of convertible preferred stock then outstanding into full paid and non-assessable shares of common stock.

3)

At any time after the issue date and while the convertible preferred stock are outstanding, the Company sells or grants any option to purchase or otherwise disposes or issues any common stock and/or common stock equivalents entitling any person to acquire shares of common stock at a price per share that is lower than $2.50 (such issuances, collectively, then the Company is required to issue additional shares of preferred shares “Dilutive Issuance”), based on the ratio of the number of shares of common stock and equivalents divided by the number of shares of common stock prior to the dilutive issuance, times the number of shares of preferred stock prior to the dilutive issuance. Each preferred stock shareholder is entitled to receive a pro rate portion of the dilutive issuance based on the number of its shares of preferred stock held prior to the dilutive issuance.

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Reverse Stock Split and Change in Authorized Capital Stock

Effective November 4, 2013, the Company received an affirmative vote by the shareholders for a reverse split of all the outstanding shares of the Company at a reverse split ratio of 1:1,300. No fractional shares were issued and cash was paid in lieu of the fractional shares. As a result of the fractional shares, outstanding shares were reduced by 320 post split shares.

Effective January 29, 2014 by Board Resolution (the “Effective Date”) pursuant to the Articles of Amendment to the Company’s Article of Incorporation, the Company adopted the following amendment to the Company’s Articles of Incorporation and affected the following changes:

i.

Decreased authorized capital stock to 60,000,000 shares (originally 500,000,000), of which 50,000,000 shares shall be common stock (originally 300,000,000), par value $0.0001, and 10,000,000 shares shall be preferred stock (originally 200,000,000), par value $0.0001.

Issued and Outstanding

Preferred Stock

At December 31, 2014 and 2013, shares of preferred stock issued and outstanding totaled -0- and -0-, respectively.

 During the year ended December 31, 2013, the Company issued 302 shares of preferred stock, at par value of $.0001 per share, for a dilutive issuance under the preferred share agreement to the shareholders of preferred stock. Each preferred stock shareholder is entitled to receive a pro rate portion of the dilutive issuance based on the number of its shares of preferred stock held prior to the dilutive issuance.

On September 30, 2013, the Company entered into a series of repurchasing agreements with each of the shareholders of its Series A Convertible Preferred Stock. The Company entered into the agreement to eliminate future dilutive issuance as a result the Company was able to reduce its convertible share exposure by 33% and eliminate 75% control held by the Series A Preferred Stock. In exchange for the agreement, each of the Series A Preferred Stock holders were issued common stock in the Company based on weighted average conversation rate of 67% of the conversion rate. As a result the Company issued 70,032 shares of common stocks at par value of $.0001 in exchange for the repurchase each of the Series A Preferred Stock.

Common Stock

At December 31, 2014 and 2013, shares of common stock issued and outstanding totaled 19,219,070 and 150,488, respectively.

During the year ended December 31, 2014, the Company issued 19,068,582 shares of common stock as follows:

On January 13, 2014, the Company issued 14,000,000 shares of the Company’s Common Stock in conjunction with its asset purchase agreement to acquire www.classifiedride.com.See further discussion at Note 1 and 4.

On January 15, 2014, the Company issued 765,000 shares of the Company’s Common Stock for 51% of the membership interests of Autoglance, LLC, a Tennessee Limited Liability Company. See discussion at Note 1.

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On May 22, 2014, the Board of Directors approved three subscription agreements aggregating $55,000 and authorized issuance of 110,000 shares of common stock pursuant to the terms of the subscription agreements. Cash proceeds of $55,000 were received in November 2013.

On November 19, 2014, the Company issued 250,000 shares of the Company’s Common Stock relating to a consulting contract. The shares were valued at the fair value of services to be rendered at $125,000.

On December 2, 2014, the Company issued 500,000 shares of the Company’s Common Stock relating to a consulting contract. The shares were valued at the fair value of services to be rendered at $250,000.

On December 20, 2014, the Board of Directors approved a subscription agreement for $20,000 and authorized issuance of 40,000 shares of common stock pursuant to the terms of the subscription agreements. Cash proceeds of $20,000 was received in November 2013.

During 2014, the Company entered into four note conversion agreements with Rocky Road Capital, Inc. to convert a total of $340,362 of the note balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 3,403,620 shares of Common Stock at $0.10 per share, as partial payment on the note, thereby reducing the balance owed to $566,212. The Company recognized a loss of $1,361,448 on extinguishment of the debt as a result of the transactions.

During the year ended December 31, 2013, the Company issued 87,340 shares of common stock as follows:

On September 30, 2013, in conjunction with the repurchase agreements with the holders of the Series A Convertible Preferred Stock, Mr. Cronin exercised his warrants and those of TMDS at their strike price and 17,308 shares of common stock were issued for $298,300. The purchase price offset amounts due him under his line of credit and amount due under the contingent liability amount from the Company.

On September 30, 2013, the Company issued 70,032 shares of common stock under the repurchase agreements in exchange all of the outstanding Series A Convertible Preferred Stock.

In September 2013, the Company entered into subscription agreements with Cape Mackinnon, Inc. and EV Tech LLC in exchange for $80,000. The Company agreed to settle this sum, either with common stock at $0.50 per share by September 2014 or repay the sum of $80,000 plus interest at an annual rate of 8%. As of December 31, 2014 the Company had not issued common stock for this subscription and reclassified the full sum to current liabilities. The Company also has accrued interest of $8,222 as of December 31, 2014 related to these agreements.

Stock Purchase Warrants

As of December 31, 2014 and 2013 were 1,002,307 and 1,538 warrants outstanding, respectively.

 On December 3, 2014, pursuant to the terms of a one year consulting contract, the Company issued a warrant for the purchase of 1,000,000 shares of common stock with a strike price of $2.00, exercisable immediately through December 1, 2015. Using the Black-Scholes option pricing model, the fair market value of the warrants at the time of issuance was determined to be $522,684. The warrants were valued using the following significant assumptions: (1) a risk free interest rate of 0.14%, (2) expected life of 1.0 year, (3) expected stock price volatility of 92.083% and (4) expected dividend yield of zero. The amount will expensed over the life of the contract and $41,528 was expensed as stock compensation during the year ended December 31, 2014, and $481,156 remains to be expensed over the remaining life of the contract.

On January 2, 2014, the Company issued a warrant for the purchase of 769 shares of common stock to an independent contractor (“Contractor”), per a January 1, 2012 four year Stock Purchase Warrant Agreement that gives the Contractor the right to purchase 769 shares of common stock at an exercise price of $390.00 a share, as consideration for services rendered per an Independent Contractor Agreement with the Company. Based on the January 2, 2012, Stock Purchase Warrant, the warrant will expire on January 1, 2016. The fair value of the issued warrant is $-0-, based on Black-Scholes option-pricing model using risk free interest rate of 0.389%, expected life of 2 years and expected volatility of 0.00%.

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During the year ended December 31, 2013, the Company issued a total of four warrants for the purchase of 3,077 shares of common stock with a total value of $140,000. The following discusses the issuance of warrants during 2013:

On January 1, 2013, the Company incurred a warrant share issuance for the purchase of 769 Shares of common stock by an independent contractor , per a January 1, 2012 Stock Purchase Warrant Agreement that gives the Contractor the right to purchase 769 shares of common stock, at an exercise price of $260.00 per share. Based on the January 2, 2012, Stock Purchase Warrant, the warrant will expire on January 1, 2016. The fair value of the issued warrant is $60,000, based on Black-Scholes option-pricing model using risk free interest rate of 0.72%, expected life of 4 years and expected volatility of 534.55%.

On January 11, 2013, the Company issued a warrant for the purchase of 769 shares of common stock to TMDS. As discussed above, TMDS receives a warrant to purchase 769 shares of common stock every ninety days during the term of the Contractor Agreement for a total of five (5) years. The fair value of the issued warrant is $50,000, based on Black-Scholes option-pricing model using risk free interest rate of 0.80%, expected life of 4 years and expected volatility of 529.81%.

On April 11, 2013, the Company issued a warrant for the purchase of 769 shares of common stock to TMDS. As discussed above, TMDS receives a warrant to purchase 769 shares of common stock every ninety days during the term of the Contractor Agreement for a total of five (5) years. The fair value of the issued warrant is $20,000, based on Black-Scholes option-pricing model using risk free interest rate of 0.74%, expected life of 4 years and expected volatility of 429.77%.

On July 15, 2013, the Company issued a warrant for the purchase of 769 shares of common stock to TMDS. As discussed above, TMDS receives a warrant to purchase 769 shares of common stock every ninety days during the term of the Contractor Agreement for a total of five (5) years. The fair value of the issued warrant is $10,000, based on Black-Scholes option-pricing model using risk free interest rate of 0.34%, expected life of 2 years and expected volatility of 420.04%.

On September 30, 2013, in conjunction with the repurchase agreements with the holders of the Series A Convertible Preferred Stock, Mr. Cronin exercised his warrants and those of TMDS at their strike price and 17,308 shares of common stock were issued for $298,800. The purchase price offset amounts due him under his line of credit and amount due under the contingent liability amount from the Company.

The following table summarizes the warrant activity for the years ended December 31, 2014 and 2013:

	Warrants Outstanding
	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2012	15,769	$25.27
Granted	3,077	$65.10
Exercised	(17,308)	$(17.26)
Expired/Cancelled	-	-
Balance, December 31, 2013	1,538	$195.00
Granted	1,000,769	$2.29
Exercised	-	-
Expired/Cancelled	-	-
Balance, December 31, 2014	1002,307	$259.00
Exercisable at December 31, 2014	1,002,307	$259.00

The range of exercise prices and the weighted average exercise price and remaining weighted average life of the warrants outstanding at December 31, 2014 were $2.00 to 390.00, $2.59 and .918 years, respectively. The aggregate intrinsic value of the outstanding warrants at December 31, 2014 was $-0-.

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NOTE 8. INCOME TAXES

Potential benefits of income tax losses and other tax assets are not recognized in the accounts until realization is more likely than not. As of December 31, 2014 and 2013, the Company has net operating losses carryforwards of approximately $3,966,516 and $1,609,051, respectively, for tax purposes in various jurisdictions subject to expiration as described below. Pursuant to ASC 740, Income Taxes, the Company is required to compute tax asset benefits for net operating losses carried forward and other items giving rise to deferred tax assets. Future tax benefits which may arise as a result of these losses and other items have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these items.

The actual income tax provisions differ from the expected amounts calculated by applying the combined income tax statutory rates applicable in each jurisdiction to the Company’s loss before income taxes and non-controlling interest. The components of these differences are as follows:

	For the Years Ended December 31,
	2014	2013

Corporate income tax rate	35%	35%
Expected income tax (recovery)	$(825,113)	$(165,632)
Non-deductible finance costs and other	14,535	47,600
Change in valuation allowance	810,578	118,032
Income tax (benefit) provision	$-	$-

The Company’s tax-effected deferred income tax asset is estimated as follows:

	As of December 31,
	2014	2013
Net operating loss carryforward	$1,357,655	$547,077
Total deferred tax asset	1,357,655	547,077
Less: Valuation allowance	(1,357,655)	(547,077)
Net deferred tax asset after valuation allowance	$-	$-

The Company has approximately $3,966,516 in net operating losses carried forward for United States income tax purposes, which will expire, if not utilized in various amounts through 2034.

NOTE 9. SUBSEQUENT EVENTS

On January 8, 2015, the Company entered into a subscription agreement with shareholder for $25,000 issuing 25,000 shares at $1.00 per share.

On February 4, 2015, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $94,200 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 942,000 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed under the note to $472,012. On February 20, 2015, the Company entered into a note conversion agreement with Rocky Road Capital Inc. to convert $150,000 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road capital, Inc., into 1,500,000 shares of Common Stock (at $.10 per share), thereby reducing the balance owed under the note to $322,012.

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On March 16, 2015, the Company entered into a Note Purchase Agreement for a Convertible Debenture Promissory Note (hereafter “Note”) in the amount of $120,000 (net $100,000 after Original Issuance Discount and Fees) with Iconic Holdings, LLC (hereafter “Iconic”). Pursuant to the Note, the Company may repay the Note at any time on or before 180 days from March 16, 2015 pursuant to the prepayment schedule: Between 1 and 30 days from the date of execution, the Note may be prepaid for 107.5% of face value. Between 31 and 60 days from the date of execution, the Note may be prepaid for 115% of face value. Between 61 and 90 days from the date of execution, the Note may be prepaid for 120% of face value. Between 91 and 120 days from the date of execution, the Note may be prepaid for 125% of face value. Between 121 and 180 days from the date of execution, the Note may be prepaid for 130% of face value. After 180 days from the date of execution until the Due Date, the Note may not be prepaid without written consent from Iconic. If the Company repays a payment of consideration on or before 180 days from the Effective Date of that payment, the interest rate on that payment of consideration shall be zero percent (0%). If the Company does not repay a payment of consideration on or before the Maturity Date, a one-time interest charge of 10% shall be applied to the Principal Sum. Both the principal and interest shall be deemed earned as of the date of payment of consideration by the Holder as of the Maturity Date, to the extent such principal amount and interest have been repaid or converted into the Company's Common Stock, $0.0001 par value per share, equal to 60% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which Iconic elects to convert all or part of the Note.

On March 22, 2014, Steven Frye signed an addendum to the Promissory Note with the principal balance of $13,500 extending the maturity date from April 15, 2015 to December 31, 2015.

On April 6, 2015, the Company entered into a Securities Purchase Agreement and Promissory Note with H y H to acquire all of the capital stock of El Mar Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) a Honduras corporation, whose sole assets consist of a license to operate gaming machines in the following distributions: eighty (80) slot machines in the county of La Lima, Cortes; eighty (80) slot machines in the county of Trujillo, Colon; and One Hundred and Sixty (160) slot machines in Roatan for a total sum of Ten Million Dollars ($10,000,000) payable as follows: 1) One Hundred Thousand Dollars ($100,000) as a non-refundable payment payable in cash within 10 business days (the “Initial Payment”); Nine Hundred Thousand Dollars ($900,000) payable on or before April 6, 2016 in the form of cash or shares of common stock of the Company at H y H’s option, at the average closing price of the common stock of the Company for the five trading days immediately preceding April 6, 2016; 3) Nine Million Dollars ($9,000,0000) payable up to Two Million Five Hundred Thousand Dollars ($2,500,000) per year thereafter through March 31, 2021 by either cash payments or out of the revenues received EMBM during this time, at an amount equal to Twenty Five (25%) percent of the net revenues of EMBM during such time period. In the event that H y H has not received the full amount due on or before March 31, 2021, such amount due may be payable, at H y H’s option, via the issuance of shares of common stock of the Company, at the average closing price of the common stock of the Company for the five trading days immediately preceding March 31, 2021. At H y H’s option beginning on or after April 17, 2017, payments tendered in the Company’s common stock may be repurchased by the Company. As conditions to purchase, H y H will be permitted to receive a license granting it the usage of twenty-five (25) machines in the municipality of Roatan and be permitted to have online gaming distribution rights once and if the appropriate approvals have been granted. So long as the Company fulfills the conditions to purchase, H y H shall waive applicable interest payments of 3.85% per annum due and payable in monthly installments.

F-41

ELITE DATA SERVICES, INC.

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$36.02
Transfer Agent Fees	$0.00
Accounting fees and expenses	$1,000.00
Legal fees and expenses	$15,000.00
Edgar filing fees	$500.00
Miscellaneous (printing, etc.)	$25.00
Total	$16,561.02

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Florida Business Corporation Act, or “FBCA,” and our bylaws.

The FBCA permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

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The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, the FBCA provides that a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

We have adopted provisions in our bylaws providing that our directors and officers and our former directors and officers shall be indemnified to the fullest extent permitted by applicable law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2013:

On September 30, 2013, the Company entered into a series of repurchase agreements with each of the shareholders of its Series A Convertible Preferred Stock. Pursuant to the terms of the repurchase, each of the Series A Preferred Stock holders were issued common stock in the Company based on weighted average conversation rate of 67% of the applicable conversion rate. As a result, the Company issued an aggregate of 70,032 shares of common stock in exchange for the repurchase each of the Series A Preferred stockholders. The shares of common stock issued in connection with the Repurchase were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to the terms of the repurchase, the following individuals were issued shares of common stock (adjusted for the 1 for 1,300 reverse split) in exchange for the repurchase of their Series A Preferred Stock. (The individuals listed in the table below shall be collectively referred to as the “Preferred Holders”).

Name	Shares of Common Stock
Charles R. Cronin Jr.	42,272
James Michael Whitfield	11,611
Harvey Dale Cheek	13,635
Dr. Earl Beaver	2,514
TOTAL	70,032

During the year ended December 31, 2014:

On March 14, 2014, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $115,362 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 1,153,620 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed under the note to $791,212.

On May 22, 2014, the Board of Directors approved three subscription agreements aggregating $55,000 and authorized issuance of 110,000 shares of common stock pursuant to the terms of the subscription agreements.

On July 11, 2014, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $100,000 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 1,000,000 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed under the note to $691,212.

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On August 18, 2014, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $50,000 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 500,000 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed under the note to $641,212.

On September 17, 2014, the Company entered into a note conversion agreement with Rocky Road Capital, Inc. to convert $75,000 of the principal balance, which was due to a former director and subsequently assigned to Rocky Road Capital, Inc., into 750,000 shares of Common Stock (at $0.10 per share), thereby reducing the balance owed to $566,212.

On December 20, 2014, the Board of Directors approved a subscription agreement for $20,000 and authorized issuance of 40,000 shares of common stock pursuant to the terms of the subscription agreement.

On December 6, 2014, the Company granted and delivered to EraStar Inc. a warrant for 1,000,000 shares with a strike price of $2.00 per share with a one year expiration date.

During the period January 1, 2015 through July 31, 2015:

On June 11, 2015 the Company issued a 12% Convertible Note (the “JSJ Note”) to JSJ Investments, Inc (“JSJ”) in the principal amount of $100,000 (net $88,000 to the Company after payment of related legal and broker fees). The JSJ Note bears interest at the rate of 12% per annum, and is due December 11, 2015 (the “Maturity Date”). The JSJ Note has a redemption premium of 135% of the Principal if paid within 90 and 120 days, which increases to a redemption premium of 145% if after the 120th day. At any time or times on or after the Maturity Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal amount of the JSJ Note into fully paid and non-assessable shares of Common Stock of the Company at a 45% discount to the lowest trading price during the previous twenty (20) trading days to the date of the Conversion Notice.

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On June 16, 2015, the Company and LG Capital Funding, LLC (“LG”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $55,000 (the "LG Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The LG Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the LG Note when due, or if other events of default thereunder apply, a default interest rate of 24% per annum will apply. In addition, if we fail to issue unrestricted stock to LG within three business days of receipt of a notice of conversion, we must pay a $250 per day penalty, which fee increases to $500 per day beginning on the tenth day. The LG Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the LG Capital Convertible Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the LG Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made. Additionally, upon the occurrence of certain fundamental events as described in the LG Note, we are required to repay the note at the request of the holder in an amount equal to 150% of the then balance of the note. Further, such redemption must be closed and funded within three days of giving notice of redemption of the right to redeem shall be null and void.

On June 16, 2015, the Company and Adar Bays, LLC (“Adar”) entered into a Securities Purchase Agreement under which we issued a convertible note in the principal amount of $55,000 (the "Adar Note") due June 16, 2016 bearing interest at the rate of 6% per annum. After broker and legal fees, the Company netted $45,000. The Adar Note is due and payable on June 16, 2016, with interest payable in shares of common stock. If the Company fails to repay the Adar Note when due, or if other events of default thereunder apply, a default interest rate of 24% per annum will apply. In addition, if we fail to issue unrestricted stock to Adar within three business days of receipt of a notice of conversion, we must pay a $250 per day penalty, which fee increases to $500 per day beginning on the tenth day. The Adar Note is convertible into shares of our common stock at a conversion price equal to 58% of the lowest closing bid price of our common stock for the ten trading days on or prior to the date upon which notice of conversion is received, subject to reduction to 48% if there is DTC Chill placed on our shares of common stock. The Company may prepay in full the unpaid principal and interest on the Adar Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 115% to 140% of the then outstanding balance on the Adar Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made. Additionally, upon the occurrence of certain fundamental events as described in the Adar Note, we are required to repay the note at the request of the holder in an amount equal to 150% of the then balance of the note. Further, such redemption must be closed and funded within three days of giving notice of redemption of the right to redeem shall be null and void.

Effective July 1, 2015, the Company entered into a Separation and Settlement Agreement Release of Claims (the “Agreement”) with Steven Frye, our former Chief Executive Officer, Chief Financial Officer, and President. According to the Agreement, the Company agreed to pay Mr. Frye $54,794 for services rendered in the form of 391,386 shares of Common Stock of the Company valued at $.14 per share. The Agreement further stated Mr. Frye would be responsible for all taxes and signed a general release of any and all claims, known or unknown, against the Company.

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Effective July 1, 2015, the Company entered into Addendum Two (“Addendum Two”) of the Promissory Note dated April 15, 2014 (the “Note”) between the Company and Steven Frye. The Promissory Note dated April 15, 2015 was for the principle amount of $13,500 with 12% accrued interest. As of June 15, 2015, interest stopped accumulating leaving the total balance of $15,205.91 owed pursuant to the Note. This Addendum Two allows conversion of the principal balance of the Note and outstanding interest at 12 percent per annum to be payable in 108,614 shares of Common Stock of the Company at the fair value of the closing stock price calculated as of June 15, 2015 ($0.14).

On July 14, 2015, (the "Note Issuance Date"), the Company entered into a Securities Purchase Agreement (the "SPA") with EMA Financial, LLC ("EMA"), whereby EMA agreed to invest $156,500.00 (the "Note Purchase Price") in exchange for a convertible promissory note (the "Note"). The Company will net $135,000 less brokerage and legal fees. Additionally, the Company is required to issue to EMA 100,000 shares of Common Stock of the Company within three days following the closing date as a loan fee. Pursuant to the SPA, on July 14, 2015, we issued the Note to EMA in the original principal amount of $156,500.00, which bears interest at 12% per annum. All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is July 14, 2016 (the "Note Maturity Date"). EMA may extend the Note Maturity Date by providing us with written notice at least 5 days before the Note Maturity Date. However, EMA may only extend the Note Maturity Date for up to an additional one-year period. Any amount of principal or interest that is due under the Note, which is not paid by the Note Maturity Date, will bear interest at the rate of 24% per annum until it is paid.

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company executed an amended and restated convertible debenture (the "Amended and Restated Note") in the principal amount of $300,000 bearing two percent (2%) interest per annum for a period of two years for the benefit of Birch First Capital. Pursuant to the terms of the Amended and Restated Note, $75,000 of the principal balance would be immediately converted into shares of common stock of the Company at $0.10 per share for a total of 750,000 shares of the Company's Common Stock. The remaining $225,000 in principal and interest of the Amended and Restated Note will be convertible on a quarterly basis in the amount of $37,500 into shares of the Company's Common Stock at a share price equal to the lesser of $0.10 per share, or fifty percent (50%) of the three (3) lowest intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment, under certain terms and conditions set forth in the Amended and Restated Note.

On July 23, 2015, pursuant to the terms and conditions of the Settlement Agreement referenced herein, the Company, executed a new Consulting and Advisory Agreement (the "Agreement") with Birch Advisors, LLC ("Birch") for a period of twenty-four (24) months to commence upon the execution date of the signed Agreement, payable in the form of a convertible debenture ("New Note") in the amount of $300,000 at two percent (2%) interest per annum for a period of two years. Pursuant to the Agreement, Birch shall be paid $37,500 each quarter in the form of a reduction of the outstanding principal balance of the New Note, convertible into shares of the Company's Common Stock at a share price equal to the lesser of $0.10 per share or a twenty-five (25%) discount of the three (3) lowest intraday trading average for the twenty (20) day trading period prior to each conversion date, until paid in full, with accrued and unpaid interested due and payable in the final payment.

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Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation dated November 2, 1981 (incorporated by reference to Registrant’s Form 10-Q/A for the quarter ended September 30, 2013 filed on January 17, 2014)
3.2	Articles of Amendment to Articles of Incorporation dated May 13, 1982.
3.3

Articles of Amendment to Articles of Incorporation dated September 15, 2011 (incorporated by reference to Exhibit 3.2 on Registrant’s Form 10-Q/A for the quarter ended September 30, 2013 filed on January 17, 2014)

3.4	Articles of Amendment to Articles of Incorporation dated March 28, 2012
3.5	Articles of Amendment to Articles of Incorporation dated December 2, 2013 (incorporated by reference to Exhibit 3.6 to the Registrant’s 10-Q for the quarter ended March 31, 2014 filed May 20, 2014)
3.6	Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on October 2, 2013)
3.7	Restated and Amended Articles of Incorporation (incorporated by reference to Form 14C Definitive Information Statement, filed with the Commission on September 23, 2015)
3.8	Restated and Amended Bylaws (incorporated by reference to Form 14C Definitive Information Statement, filed with the Commission on September 23, 2015)
5.1	Legal Opinion of JMS Law Group, PLLC
10.52	Equity Purchase Agreement between Elite Data Services, Inc. and Tarpon Bay Partners, LLC dated July 14, 2015 (incorporated by reference to the Company's 8-K dated July 20, 2015)
10.53	Registration Rights Agreement between Elite Data Services, Inc. and Tarpon Bay Partners, LLC dated July 14, 2015 (incorporated by reference to the Company's 8-K dated July 20, 2015)
10.54

$50,000 Promissory Note between Elite Data Services, Inc. and Tarpon Bay Partners, LLC dated July 14, 2015 (incorporated by reference to the Company's 10-Q for the period ended June 30, 2015 filed August 15, 2015)

23.1	Consent of Anton and Chia, LLP

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The undersigned registrant hereby undertakes:

1.		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.		To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on September 28, 2015.

ELITE DATA SERVICES, INC.

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Charles Rimlinger	Chief Executive Officer and Director	September 28, 2015
Charles Rimlinger

/s/ Sarah Myers	President, Chief Operations Officer, Secretary, and Director	September 28, 2015
Sarah Myers

/s/ Dr. James Ricketts	Vice President of Investor Relations and Chairman	September 28, 2015
Dr. James Ricketts

/s/ Stephen Antol	Chief Financial Officer	September 28, 2015
Stephen Antol

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